                                                                    EXHIBIT 10.2

================================================================================

              FOURTH AMENDED AND RESTATED SECURED CREDIT AGREEMENT

                                   DATED AS OF

                                NOVEMBER 12, 2003

                                      AMONG

                       QUANTA SERVICES, INC., AS BORROWER

                                       AND

              THE FINANCIAL INSTITUTIONS PARTIES HERETO, AS LENDERS

                                       AND

                             BANK OF AMERICA, N.A.,
                             AS ADMINISTRATIVE AGENT

================================================================================

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
SECTION 1.       DEFINITIONS; INTERPRETATION............................................................        1
     Section 1.1           Definitions..................................................................        1
     Section 1.2           Interpretation...............................................................       14

SECTION 2.       THE CREDIT FACILITY....................................................................       15
     Section 2.1           Term Loan....................................................................       15
     Section 2.2           Letters of Credit............................................................       15
     Section 2.3           Types of Loans and Minimum Borrowing Amounts.................................       18
     Section 2.4           Manner of Borrowing..........................................................       18
     Section 2.5           Interest Periods.............................................................       19
     Section 2.6           Interest Payments............................................................       19
     Section 2.7           Default Rates................................................................       20
     Section 2.8           Maturity of Loans............................................................       21
     Section 2.9           Optional Prepayments.........................................................       21
     Section 2.10          Mandatory Prepayments of Loans...............................................       22
     Section 2.11          The Notes....................................................................       22
     Section 2.12          Breakage Fees................................................................       22
     Section 2.13          L/C Commitment Terminations..................................................       23
     Section 2.14          Agent Reliance on Borrower Payment...........................................       23

SECTION 3.       FEES AND PAYMENTS......................................................................       24
     Section 3.1           Fees.........................................................................       24
     Section 3.2           Place and Application of Payments............................................       24
     Section 3.3           Withholding Taxes............................................................       24

SECTION 4.       CONDITIONS PRECEDENT...................................................................       26
     Section 4.1           Conditions Precedent to Initial Borrowing....................................       26
     Section 4.2           Conditions Precedent to all Loans............................................       28

SECTION 5.       REPRESENTATIONS AND WARRANTIES.........................................................       29
     Section 5.1           Organization.................................................................       29
     Section 5.2           Power and Authority; Validity................................................       30
     Section 5.3           No Violation.................................................................       30
     Section 5.4           Litigation...................................................................       30
     Section 5.5           Use of Proceeds; Margin Regulations..........................................       30
     Section 5.6           Investment Company Act.......................................................       31
     Section 5.7           Public Utility Holding Company Act...........................................       31
     Section 5.8           True and Complete Disclosure.................................................       31
     Section 5.9           Financial Statements.........................................................       31
     Section 5.10          No Material Adverse Change...................................................       31
     Section 5.11          Labor Controversies..........................................................       31
     Section 5.12          Taxes........................................................................       31
     Section 5.13          ERISA........................................................................       32

     Section 5.14          Consents.....................................................................       32
     Section 5.15          Capitalization...............................................................       32
     Section 5.16          Ownership of Property........................................................       32
     Section 5.17          Compliance with Statutes.....................................................       32
     Section 5.18          Environmental Matters........................................................       33
     Section 5.19          [Intentionally Omitted]......................................................       33
     Section 5.20          Existing Indebtedness and Liens..............................................       33

SECTION 6.       COVENANTS..............................................................................       33
     Section 6.1           Existence....................................................................       33
     Section 6.2           Maintenance..................................................................       34
     Section 6.3           Taxes........................................................................       34
     Section 6.4           ERISA........................................................................       34
     Section 6.5           Insurance....................................................................       35
     Section 6.6           Financial Reports and Other Information......................................       35
     Section 6.7           Lenders' Inspection Rights...................................................       36
     Section 6.8           Conduct of Business..........................................................       36
     Section 6.9           New Subsidiaries and Additional Collateral...................................       36
     Section 6.10          Dividends and Negative Pledges...............................................       37
     Section 6.11          Restrictions on Fundamental Changes..........................................       37
     Section 6.12          Environmental Laws...........................................................       38
     Section 6.13          Liens........................................................................       39
     Section 6.14          Indebtedness.................................................................       40
     Section 6.15          Loans, Advances and Investments..............................................       41
     Section 6.16          Transfer of Assets...........................................................       42
     Section 6.17          Transactions with Affiliates.................................................       42
     Section 6.18          Compliance with Laws.........................................................       42
     Section 6.19          Capital Expenditures.........................................................       43
     Section 6.20          Minimum Consolidated Net Worth...............................................       43
     Section 6.21          Minimum Interest Coverage Ratio..............................................       43
     Section 6.22          Net Funded Debt to EBITDA Ratio..............................................       44
     Section 6.23          Net Senior Funded Debt to EBITDA.............................................       44
     Section 6.24          Minimum Asset Coverage.......................................................       44
     Section 6.25          Subordinated Debt Investment.................................................       44

SECTION 7.       EVENTS OF DEFAULT AND REMEDIES.........................................................       44
     Section 7.1           Events of Default............................................................       44
     Section 7.2           Non-Bankruptcy Defaults......................................................       46
     Section 7.3           Bankruptcy Defaults..........................................................       47
     Section 7.4           Collateral for Undrawn Letters of Credit.....................................       47
     Section 7.5           Notice of Default............................................................       48
     Section 7.6           Application of Proceeds......................................................       48

SECTION 8.       CHANGE IN CIRCUMSTANCES................................................................       48
     Section 8.1           Change of Law................................................................       48
     Section 8.2           Unavailability of Deposits or Inability to Ascertain LIBOR Rate..............       48

     Section 8.3           Increased Cost and Reduced Return............................................       48
     Section 8.4           Lending Offices..............................................................       50
     Section 8.5           Discretion of Lender as to Manner of Funding.................................       50
     Section 8.6           Substitution of Lender.......................................................       50

SECTION 9.       THE AGENT..............................................................................       51
     Section 9.1           Appointment and Authorization................................................       51
     Section 9.2           Rights and Powers............................................................       51
     Section 9.3           Action by Agent..............................................................       51
     Section 9.4           Consultation with Experts....................................................       51
     Section 9.5           Indemnification Provisions; Credit Decision..................................       51
     Section 9.6           Indemnity....................................................................       52
     Section 9.7           Resignation of Agent and Successor Agent.....................................       52

SECTION 10.      MISCELLANEOUS..........................................................................       53
     Section 10.1          No Waiver of Rights..........................................................       53
     Section 10.2          Non-Business Day.............................................................       53
     Section 10.3          Documentary Taxes............................................................       53
     Section 10.4          Survival of Representations..................................................       53
     Section 10.5          Survival of Indemnities......................................................       53
     Section 10.6          Setoff.......................................................................       53
     Section 10.7          Notices......................................................................       54
     Section 10.8          Counterparts.................................................................       55
     Section 10.9          Successors and Assigns.......................................................       55
     Section 10.10         Sales and Transfers of Loans and Notes; Participations in Loans and
                           Notes........................................................................       55
     Section 10.11         Amendments...................................................................       58
     Section 10.12         Headings.....................................................................       58
     Section 10.13         Legal Fees, Other Costs and Indemnification..................................       58
     Section 10.14         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial..............       59
     Section 10.15         Confidentiality..............................................................       61
     Section 10.16         Severability.................................................................       61
     Section 10.17         Change in Accounting Principles or Tax Laws..................................       61
     Section 10.18         Refinancing of Senior Notes and Loans Under Existing Credit Agreement........       62
     Section 10.19         Effectiveness................................................................       62
     Section 10.20         Notice.......................................................................       62

EXHIBITS

2.11     -    Form of Note
4.1      -    Financial Condition Certificate
6.6      -    Compliance Certificate
10.10    -    Form of Assignment Agreement

SCHEDULES

Schedule 1.1     Initial Commitments
Schedule 2.2     Existing Letters of Credit
Schedule 5.1     List of Subsidiaries
Schedule 5.4     List of Litigation
Schedule 5.12    List of Outstanding Tax Issues
Schedule 5.20    List of Existing Liens and Indebtedness
Schedule 6.13    List of Permitted Liens and Indebtedness

         FOURTH AMENDED AND RESTATED SECURED CREDIT AGREEMENT dated as of November 12, 2003, between Quanta Services, Inc., a Delaware corporation (the "BORROWER"), the lenders from time to time parties hereto (each a "LENDER" and collectively, the "LENDERS"), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the "AGENT").

                                    RECITALS

         A. The Borrower, certain of the Lenders and Bank of America, N.A., as agent ("EXISTING AGENT") previously entered into that certain Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 (as amended prior to the date hereof, the "EXISTING CREDIT AGREEMENT").

         B. The parties hereto desire to amend and restate such Existing Credit Agreement in its entirety and refinance the "Obligations" thereunder by providing an L/C Commitment Amount of $120,000,000 and a single advance term loan in the amount of $60,000,000.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, the parties to this Agreement agree to amend and restate the Existing Credit Agreement in its entirety, as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

         Section 1.1. Definitions. Unless otherwise defined in this Agreement, the following terms shall have the following meanings:

         "ACQUISITION" means, a direct or indirect purchase by the Borrower or any of its Subsidiaries for cash, stock, or other securities or property, whether in one or more related transactions, of all or substantially all of the assets or more than 50% of voting securities or other equity interests of a Person or a business unit, division or group of a Person.

         "ADJUSTED LIBOR RATE" means, for any LIBOR Loan, a rate per annum determined in accordance with the following formula:

         Adjusted LIBOR Rate  =     LIBOR Rate
                                 -------------------
                                 1.00 - Eurodollar Reserve Percentage

         "AFFILIATE" means, for any Person, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, or is controlled by, such Person, and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in such Person; provided that any investor in connection with any Subordinated Debt Investment shall not be considered an Affiliate hereunder. As used in this definition, "CONTROL" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

         "AGENT" means Bank of America, N.A. acting in its capacity as administrative agent for the Lenders, and any successor agent appointed hereunder pursuant to SECTION 9.7.

         "AGREEMENT" means this Credit Agreement, as amended, restated or supplemented from time to time.

         "APPLICABLE MARGIN" means, for Base Rate Loans, 1.50% per annum, and for LIBOR Loans, 3.25% per annum.

         "APPLICATION" means an application for a Letter of Credit in the form from time to time used by Agent's letter of credit department.

         "ASSIGNMENT AGREEMENT" means an agreement in substantially the form of
EXHIBIT 10.10 whereby a Lender conveys part or all of its L/C Commitments and Loans and participations in Letters of Credit to another Person that thereupon becomes a Lender, or that increases its L/C Commitments, outstanding Loans and outstanding participations in Letters of Credit pursuant to SECTION 10.10.

         "BASE RATE" means, for any day, the higher of (i) the fluctuating commercial loan rate announced by the Agent from time to time as its base rate for Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by the Agent on loans to any of its customers), or (ii) the Federal Funds Rate plus one-half of one percent (0.5%) per annum, with any change in the Base Rate resulting from a change in either such rate to be effective on the date of the relevant change.

         "BASE RATE LOAN" means any portion of the Term Loan bearing interest prior to maturity at the Base Rate plus the Applicable Margin.

         "BENEFICIAL OWNERSHIP," and "BENEFICIAL OWNER" shall have the meanings assigned to them in Rule 13d-3 under the Exchange Act in effect on the date of this Agreement.

         "BORROWER" means Quanta Services, Inc., a Delaware corporation.

         "BUSINESS DAY" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Houston, Texas, and, if the applicable Business Day relates to the continuation of, conversion into or payment on a LIBOR Loan, on which banks are dealing in Dollar deposits in the interbank eurocurrency market in London, England.

         "CAPITAL EXPENDITURES" means, for any period, the sum, without duplication, of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, are required to be classified as capital expenditures, in each case excluding all such expenditures incurred by any entity or business acquired in an Acquisition prior to the date of such Acquisition.

         "CAPITALIZED LEASE OBLIGATIONS" means, for any Person, the amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

         "CASH COLLATERAL SECURITY AGREEMENT" means that certain Security Agreement of the Borrower dated as of October 31, 2003, in favor of the Existing Agent pursuant to which the Borrower deposited with the Existing Agent certain proceeds of the 2003 Convertible

Subordinated Notes as security for the "Obligations" under the Existing Credit Agreement, as amended, restated, or supplemented from time to time.

         "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve (12) months from the date of acquisition; (ii) U.S. Dollar denominated time deposits and certificates of deposit maturing within one (1) year from the date of acquisition thereof with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iii) LIBOR denominated time deposits and certificates of deposit maturing within six (6) months from the date of acquisition thereof with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's; (iv) commercial paper or Eurocommercial paper with a rating of at least A-1 from S&P or P-1 from Moody's, with maturities of not more than twelve (12) months from the date of acquisition; (v) repurchase obligations entered into with any Lender or any other financial institution whose short-term senior unsecured debt rating is at least A-1 from S&P or P-1 from Moody's, which are secured by a fully perfected security interest in any obligation of the type described in (i) above and has a market value as of the time such repurchase is entered into of not less than 100% of the repurchase obligation of such Lender or such other Person thereunder; (vi) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof or providing for the resetting of the interest rate applicable thereto not less often than annually and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and
(vii) money market funds which have at least $1,000,000,000 in assets and which invest primarily in securities of the types described in clauses (i) through
(vi) above.

         "CHANGE IN CONTROL" shall be deemed to have occurred if (i) any Person acquires, directly or indirectly, the Beneficial Ownership of any voting security of the Borrower and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all the then outstanding voting securities of the Borrower entitled to vote generally in the election of directors; or (ii) individuals who on November 12, 2003, constituted the Borrower's Board of Directors, or their approved successors, cease for any reason to constitute at least a majority of the Borrower's Board of Directors. An approved successor is a new director elected when the election or nomination for the election by the Borrower's stockholders of such new director was approved by vote of at least two-thirds of the directors then still in office who were directors on November 12, 2003, or their approved successors.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COLLATERAL" means all property and assets of the Borrower and its Subsidiaries in which the Agent is granted a Lien for the benefit of the Lenders.

         "COLLATERAL ACCOUNT" means the cash collateral account for outstanding undrawn Letters of Credit as defined in SECTION 7.4(b).

         "COMMITMENT TERMINATION DATE" means the earliest of (i) the Maturity Date; (ii) the date on which the L/C Commitments are terminated in full or reduced to zero pursuant to

SECTION 2.13; or (iii) the occurrence of any Event of Default described in
SECTION 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to SECTION 7.2, or (y) in the absence of such declaration, the giving of written notice by the Agent, acting at the direction of the Majority Lenders, to the Borrower pursuant to SECTION 7.2 that the L/C Commitments have been terminated.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT 6.6.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period in connection with Indebtedness, determined in accordance with GAAP.

         Notwithstanding any of the paragraph above to the contrary, (a) for the fiscal quarter ending December 31, 2003, Consolidated Interest Expense shall be equal to $21,500,000, (b) for any fiscal quarter ending during the period commencing March 31, 2004 and ending September 30, 2004, Consolidated Interest Expense shall be equal to (i) the amount set forth in the table below for the applicable fiscal quarter set forth in the table below plus (ii) "Consolidated Interest Expense" (as defined in the paragraph above) for the period commencing January 1, 2004 and ending on the last day of such applicable fiscal quarter; and (c) for any fiscal quarter ending after September 30, 2004, Consolidated Interest Expense shall be equal to "Consolidated Interest Expense" (as defined in the paragraph above) for the four fiscal quarters then ending.

FISCAL QUARTER ENDED                  APPLICABLE AMOUNT
-------------------------------------------------------
March 31, 2004                        $      16,125,000
-------------------------------------------------------
June 30, 2004                         $      10,750,000
-------------------------------------------------------
September 30, 2004                    $      5,375,000
-------------------------------------------------------

         "CONSOLIDATED NET ACCOUNTS" means, as of any date of determination, accounts receivable set out in the consolidated balance sheet of the Borrower and its Subsidiaries as accounts receivable, net of allowances, and in each case, as determined in accordance with GAAP.

         "CONSOLIDATED NET ASSETS" means, as of any date of determination, the sum of (a) Consolidated Net Accounts, plus (b) Consolidated Net PP&E.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss), after provision for taxes, of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

         "CONSOLIDATED NET PP&E" means, as of any date of determination, the difference of (a) total property, plant and equipment of the Borrower and its Subsidiaries set out in the consolidated balance sheet of the Borrower and its Subsidiaries, minus (b) accumulated depreciation expense attributed to such items, set out in the consolidated balance sheet of the

Borrower and its Subsidiaries as "property and equipment, net", and in each case, as determined in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, the Borrower's consolidated stockholders equity determined in accordance with GAAP.

         "CONVERTIBLE SUBORDINATED NOTES" means the notes, guarantees, and all other obligations now or hereafter arising under, or pursuant to, the First Supplemental Indenture, including, without limitation, the "2007 Notes" (as defined in the First Supplemental Indenture).

         "CREDIT DOCUMENTS" means this Agreement, the Notes, the Existing Subsidiary Guaranties (and any ratifications thereof), the Existing Pledge Agreements (and any ratifications thereof), the Existing Security Agreements (and any ratifications thereof), the Existing Patent Collateral Assignments (and any ratifications thereof), the Applications, Interest Rate Protection Agreements with any Lender or any Affiliate of Lender, and any other pledge agreements, documents or instruments now or hereafter executed by the Borrower or any of its Subsidiaries in connection with this Agreement.

         "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "DOLLAR" and "U.S. DOLLAR" and the sign "$" means lawful money of the United States of America.

         "EBIT" means, for any period, the sum of Consolidated Net Income plus, without duplication, each of the following to the extent actually deducted in determining Consolidated Net Income: (a) Consolidated Interest Expense; (b) provisions for taxes based on income or revenues; (c) provisions made in accordance with SFAS 142 or SFAS 144, which taken together with all other charges previously taken in connection with SFAS 142 or SFAS 144, do not, in the aggregate, exceed $850,000,000; (d) to the extent applicable, Permitted Charges; and (e) Non-Cash Charges, in each case calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP.

         Notwithstanding any of the paragraph above to the contrary, (a) for any fiscal quarter ending during the period commencing December 31, 2003 and ending June 30, 2004, EBIT shall be equal to Historical EBIT plus "EBIT" (as defined in the paragraph above) for the period commencing October 1, 2003 and ending on last day of the applicable fiscal quarter; and (b) for any fiscal quarter ending after June 30, 2004, EBIT shall be equal to "EBIT" (as defined in the paragraph above) for the four fiscal quarters then ending.

         "EBITDA" means, for any period (using the historical financial results of any business acquired in an Acquisition through the Effective Date, to the extent applicable, all on a pro forma basis, consistent with SEC regulations), the sum of Consolidated Net Income plus, without duplication, each of the following to the extent actually deducted in determining Consolidated Net
Income: (a) Consolidated Interest Expense; (b) provisions for taxes based on income or revenues; (c) the amount of all depreciation and amortization expense deducted in determining Consolidated Net Income; (d) charges taken in accordance with SFAS 142 or SFAS 144, which when taken together with all other charges previously taken in connection with SFAS 142 or SFAS 144, do not, in the aggregate, exceed $850,000,000; (e) without duplication, Permitted

Charges; and (f) without duplication, Non-Cash Charges, all calculated on a consolidated basis for the Borrower and its Subsidiaries and as determined in accordance with GAAP. Upon the consummation of any Acquisition after the Effective Date, EBITDA may be calculated, subject to the immediately following sentence, using a calculation which (y) includes the historical financial results of the acquired business on a pro forma trailing four fiscal quarter basis (consistent with SEC regulations), and (z) assumes that the consummation of such Acquisition (and the incurrence, refinancing, or assumption of any Indebtedness in connection with such Acquisition) occurred on the first day of the trailing four fiscal quarter period. The foregoing adjustment to EBITDA to take into account an Acquisition may only be made if the balance sheet and statements of income, retained earnings, and cash flows of the acquired Person (or the Person from whom the assets, securities or other equity interests were acquired), are in compliance with SEC regulations and requirements regarding the preparation and presentation of historical financial information and pro forma financial information.

         Notwithstanding any of the paragraph above to the contrary, (a) for any fiscal quarter ending during the period commencing December 31, 2003 and ending June 30, 2004, EBITDA shall be equal to Historical EBITDA plus "EBITDA" (as defined in the paragraph above) for the period commencing October 1, 2003 and ending on last day of the applicable fiscal quarter; and (b) for any fiscal quarter ending after June 30, 2004, EBITDA shall be equal to "EBITDA" (as defined in the paragraph above) for the four fiscal quarters then ending.

         "EFFECTIVE DATE" means the date this Agreement becomes effective as defined in SECTION 10.19.

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violations, formal investigations or proceedings relating to any Environmental Law ("CLAIMS") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from a release or threatened release of Hazardous Materials.

         "ENVIRONMENTAL LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment relating to (i) the environment, (ii) health or safety in relation to the environment or (iii) Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EURODOLLAR RESERVE PERCENTAGE" means, with respect to each Interest Period for a LIBOR Loan, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements (including, without limitation, any supplemental, marginal and emergency reserves) applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

         "EVENT OF DEFAULT" means any of the events or circumstances specified as such in SECTION 7.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

         "EXISTING AGENT" is defined in the Preamble.

         "EXISTING CREDIT AGREEMENT" is defined in the Preamble.

         "EXISTING L/Cs" means the one or more letters of credit issued by the Existing Agent under the Existing Credit Agreement for the account of the Borrower before the date of this Agreement and that are described on SCHEDULE 2.2.

         "EXISTING L/C OBLIGATIONS" means the total undrawn face amount of outstanding Existing L/Cs.

         "EXISTING PATENT COLLATERAL ASSIGNMENT" means the patent collateral assignment executed in connection with the Existing Credit Agreement, as amended, restated or supplemented from time to time.

         "EXISTING PLEDGE AGREEMENTS" means each pledge agreement of the Borrower and any of its Subsidiaries executed in connection with the Existing Credit Agreement, as amended, restated or supplemented from time to time.

         "EXISTING SECURITY AGREEMENTS" means each security agreement of the Borrower and any of its Subsidiaries executed in connection with the Existing Credit Agreement, including without limitation the Cash Collateral Security Agreement, as amended, restated or supplemented from time to time.

         "EXISTING SUBSIDIARY GUARANTY" means each Guaranty of each direct or indirect domestic Subsidiary of the Borrower executed in connection with the Existing Credit Agreement, as amended, restated or supplemented from time to time.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Agent.

         "FIRST SUPPLEMENTAL INDENTURE" means that certain First Supplemental Indenture dated as of July 25, 2000, by the Borrower, as Issuer, to Chase Bank of Texas, National Association, as

Trustee, executed and delivered pursuant to the Subordinated Indenture, as the same may be amended, restated or supplemented from time to time.

         "FUNDED DEBT" means, as of any date of determination, the sum, without duplication, of the following for the Borrower and its Subsidiaries: (i) Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Borrower as a liability, (ii) all L/C Obligations, and all reimbursement obligations relative to the face amount of all other letters of credit issued for the account of the Borrower or any of its Subsidiaries, and (iii) all Capitalized Lease Obligations.

         "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

         "GUARANTOR" means each domestic Subsidiary of the Borrower listed on
SCHEDULE 5.1 and any other Subsidiary of the Borrower required to become a Guarantor pursuant to SECTION 6.9.

         "GUARANTY" by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guarantying any Indebtedness, dividend or other obligation (including, without limitation, obligations in connection with sales of any property) of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation, or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness or obligations of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, in each case primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iii) to lease property or to purchase securities or other property or services of the primary obligor primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation; or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the amount that would apply if such obligation were the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

         "HAZARDOUS MATERIAL" shall have the meaning assigned to the term Hazardous Substance in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall include any substance defined as "HAZARDOUS" or "TOXIC" or words used in place thereof under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

         "HIGHEST LAWFUL RATE" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or the Reimbursement Obligations, or under laws applicable to the Agent or any of the Lenders, which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether the Loans or the Reimbursement Obligations are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans or the Reimbursement Obligations, as applicable.

         "HISTORICAL EBIT" means the amount set forth in the table below for the applicable fiscal quarter set forth in the table below:

FISCAL QUARTER ENDED                                              HISTORICAL EBIT
------------------------------------------------------------------------------------------------
December 31, 2003 and March 31, 2004               $18,050,000  plus  EBIT  for  fiscal  quarter
                                                   ended 9-30-03
------------------------------------------------------------------------------------------------
June 30, 2004                                      EBIT for fiscal quarter ended 9-30-03
------------------------------------------------------------------------------------------------

         "HISTORICAL EBITDA" means the amount set forth in the table below for the applicable fiscal quarter set forth in the table below:

FISCAL QUARTER ENDED                          HISTORICAL EBITDA
-----------------------------------------------------------------------------
December 31, 2003               $48,550,000  plus  EBITDA for fiscal  quarter
                                ended 9-30-03
-----------------------------------------------------------------------------
March 31, 2004                  $33,750,000  plus  EBITDA for fiscal  quarter
                                ended 9-30-03
-----------------------------------------------------------------------------
June 30, 2004                   EBITDA for fiscal quarter ended 9-30-03
-----------------------------------------------------------------------------

         "INDEBTEDNESS" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person or reimbursement obligations or other obligations with respect to letters of credit issued for such Person's account or letters of credit issued pursuant to such Person's application therefor; (iv) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person;
(vi) obligations under Interest Rate Protection Agreements and under hedge, swap, exchange, forward, future, collar or cap arrangements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in commodity prices and currency exchange rates; and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing of another Person. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to which such Person is a party, to the extent the holder of such Indebtedness has recourse to such Person.

         "INDEMNIFIED TAXES" shall have the meaning ascribed to such term in
SECTION 3.3.

         "INITIAL BORROWING DATE" means the date on which all conditions precedent set forth herein to the initial Loans are satisfied or waived in writing and the Term Loan hereunder is made.

         "INTEREST PAYMENT DATE" means (i) for a Base Rate Loan, the last Business Day of each calendar quarter such Loan is outstanding commencing December 31, 2003, and (ii) for a LIBOR Loan, the last Business Day of each Interest Period for such Loan and, during any Interest Period of six (6) months, the next Business Day occurring three (3) months after the commencement of such Interest Period.

         "INTEREST PERIOD" means the period commencing on the date that a Loan is advanced, continued, or created by conversion and, subject to SECTION 2.5, ending on the date one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrower pursuant to the terms of this Agreement.

         "INTEREST RATE PROTECTION AGREEMENT" means any hedge, swap, exchange, forward, future collar or cap arrangements, fixed price agreements or other agreements or arrangements designed to protect against fluctuations in interest rates.

         "INVESTMENTS" shall have the meaning ascribed to such term in SECTION 6.15.

         "L/C COMMITMENTS" means, relative to any Lender, such Lender's obligation to participate in Letters of Credit pursuant to SECTION 2.2 in the percentage set forth opposite its signature hereto or pursuant to SECTION 10.10, as such commitments may be reduced from time to time pursuant to the terms of this Agreement.

         "L/C COMMITMENT AMOUNT" means $120,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "L/C DOCUMENTS" means this Agreement, the Letters of Credit and Applications with respect thereto and any draft or other document presented in connection with a drawing thereunder.

         "L/C OBLIGATIONS" means the undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations with respect to Letters of Credit.

         "LENDERS" is defined in the Preamble.

         "LENDING OFFICE" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof or designated pursuant to SECTIONS 8.4 or 10.10.

         "LETTER OF CREDIT" means any of (a) the letters of credit issued by the Agent on behalf of the Lenders for the account of the Borrower pursuant to
SECTION 2.2, and (b) the Existing L/Cs.

         "LIBOR LOAN" means any portion of the Term Loan bearing interest prior to maturity at the Adjusted LIBOR Rate plus the Applicable Margin.

         "LIBOR RATE" means a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the offered rate for U.S. Dollar deposits of not less than $1,000,000 for a period of time equal to the applicable Interest Period for such Loan as of 11:00 a.m. City of London, England time two (2) London Business Days prior to the first date of each such Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("TELERATE"), Page 3750 or Page 3740 or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by the Agent from an alternate, substantially similar independent source available to the Agent or shall be calculated by the Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

         "LIEN" means any interest in any property or asset in favor of a Person other than the owner of the property or asset and securing an obligation owed to such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

         "LOAN" means a Base Rate Loan or a LIBOR Loan, as applicable, each of which is a "TYPE" of Loan hereunder. A Loan is "CONTINUED" (in the case of LIBOR Loans) on the date a new Interest Period commences for such Loan, and is "CONVERTED" when such Loan is changed from one type of Loan to the other, all as requested by the Borrower pursuant to SECTION 2.4(a).

         "LONDON BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

         "MAJORITY LENDERS" means, at any time, the Lenders then holding in the aggregate more than fifty percent (50%) of the sum of (a) the outstanding principal owed under the Term Loan, and (b) the aggregate amount of the L/C Commitments, or if the L/C Commitments have terminated pursuant to the terms hereof, the aggregate Obligations. The percentage set forth opposite each Lender's name in the line designated "Percentage" on the signature page hereto reflects the initial voting percentage of each Lender hereunder on the Effective Date.

         "MATERIAL ADVERSE EFFECT" means an effect that results in a material adverse change since June 30, 2003, in (i) the business, properties, assets, financial condition or, prior to June 30, 2003, prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) in the ability of the Borrower, or Borrower or the Guarantors taken as a whole, to perform the Obligations under the Credit Documents to which they are a party.

         "MATURITY DATE" means January 1, 2005.

         "MINIMUM ASSET COVERAGE RATIO" means, when determined, the ratio of (a) Consolidated Net Assets, to (b) Net Senior Funded Debt.

         "MINIMUM INTEREST COVERAGE RATIO" means, for any period, on a trailing four fiscal quarter basis, the ratio of (a) EBIT to (b) Consolidated Interest Expense, less interest expense attributable to capitalized loan costs and the amount of fees paid pursuant to SECTION 3.1 of this Agreement.

         "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

         "NET FUNDED DEBT" means, as of any date of determination, for the Borrower and its Subsidiaries, Funded Debt less the amount of unrestricted cash on hand and the fair market value of marketable securities owned by such Persons having a value in excess of $25,000,000.

         "NET FUNDED DEBT TO EBITDA RATIO" means, when determined, the ratio of
(i) Net Funded Debt to (ii) EBITDA.

         "NET SENIOR FUNDED DEBT" means, as of any date of determination, for the Borrower and its Subsidiaries, Net Funded Debt less the amount of Subordinated Debt Investments.

         "NET SENIOR FUNDED DEBT TO EBITDA RATIO" means, when determined, the ratio of (i) Net Senior Funded Debt to (ii) EBITDA.

         "NON-CASH CHARGES" means, for any period, the amount of non-cash charges determined in accordance with GAAP; provided that (a) if any cash outlay is made during such period in respect of such non-cash charge, only the amount of such non-cash charge which exceeds the amount of the cash outlay may be added back to Consolidated Net Income for purposes of calculating EBITDA and (b) the amount of non-cash charges related to dispositions of equipment and fixed assets shall not exceed $5,000,000.

         "NOTE PURCHASE AGREEMENT" means that certain Note Purchase Agreement dated as of March 1, 2000, among the Borrower, as issuer, and the purchasers listed on "Schedule A" attached thereto, as lenders, as it may be amended, restated or supplemented from time to time.

         "NOTES" is defined in SECTION 2.11.

         "OBLIGATIONS" means all joint and several obligations of the Borrower and the Guarantors to pay fees, costs and expenses hereunder, to pay principal and interest on Loans and Reimbursement Obligations and to pay any other obligations to the Agent or the Lenders arising under any Credit Document.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERCENTAGE" means, for each Lender, the percentage of the L/C Commitments represented by such Lender's L/C Commitment; provided that, if the L/C Commitments are terminated, each Lender's Percentage shall be calculated based on its L/C Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to SECTION 10.10.

         "PERMITTED BUSINESS" means any business described in SECTION 6.8.

         "PERMITTED CHARGES" means, for any period, on a trailing four fiscal quarter basis, lease termination expenses and severance costs not exceeding $5,000,000, which relate to the organizational restructuring of the Borrower and its Subsidiaries, plus amounts attributable to written off loan costs and any make whole amounts.

         "PERMITTED LIENS" means the Liens described in SECTION 6.13.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "PLAN" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

         "REIMBURSEMENT OBLIGATION" means the obligations of the Borrower to reimburse the Agent, for the benefit of the Lenders, for each drawing under a Letter of Credit as described in SECTION 2.2(c).

         "S&P" means Standard & Poor's Rating Group or any successor thereto.

         "SEC" means the Securities and Exchange Commission.

         "SENIOR NOTES" means the notes, guarantees, and all other obligations owing from time to time under or pursuant to the Note Purchase Agreement.

         "SFAS 142" means the Statement of Financial Accounting Standards No. 142 (Goodwill and Other Intangible Assets), as issued by the Financial Accounting Standards Board in June, 2001, and applicable to all fiscal years beginning after December 15, 2001.

         "SFAS 144" means the Statement of Financial Accounting Standards No. 144 (Accounting for the Impairment or Disposal of Long-Lived Assets), as issued by the Financial Accounting Standards Board in August, 2001 and adopted by the Borrower on January 1, 2002.

         "SUBORDINATED DEBT INVESTMENT" means (a) any issue of Indebtedness of the Borrower or its Subsidiaries which is subordinated in right of payment and collection to the Obligations on terms acceptable to the Majority Lenders or on terms not materially less favorable to the Lenders than either the Convertible Subordinated Notes or the 2003 Convertible Subordinated Notes, and (b) publicly issued senior subordinated fixed rate debt securities (including any such debt securities issued under Rule
144A) that mature after the Maturity Date and are issued on then existing market terms that are acceptable to the Agent or on terms not materially less favorable to the Lenders than either the Convertible Subordinated Notes or the 2003 Convertible Subordinated Notes.

         "SUBORDINATED INDENTURE" means that certain Subordinated Indenture dated as of July 25, 2000, by the Borrower, as Issuer, to Chase Bank of Texas, National Association, as Trustee, as the same may be amended, restated or supplemented from time to time.

         "SUBSIDIARY" means, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, as applicable, or by one or more of its Subsidiaries.

         "TAXES" shall have the meaning ascribed to such term in SECTION 5.12.

         "TERM LOAN" means the $60,000,000 single advance term loan described in the recitals of this Agreement.

         "TERM NOTES" is defined in SECTION 2.11.

         "2003 CONVERTIBLE SUBORDINATED NOTES" means the notes, guarantees, and all other obligations now or hereafter arising under, or pursuant to, the 2003 Note Purchase Agreement.

         "2003 NOTE PURCHASE AGREEMENT" means that certain Purchase Agreement dated as of October 9, 2003, by and among the Borrower, as issuer, and the purchasers listed on "Schedule A" attached thereto, as initial purchasers of the Borrower's 4.50% convertible subordinated debentures due 2023, as the same may be amended, restated or supplemented from time to time.

         "UNFUNDED VESTED LIABILITIES" means, for any Plan at any time, the amount, if any, by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

         Section 1.2. Interpretation. The foregoing definitions shall be equally applicable to the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Houston, Texas time unless otherwise specifically provided.

SECTION 2. THE CREDIT FACILITY.

         Section 2.1. Term Loan. On the terms and subject to the conditions hereof, each Lender severally but not jointly agrees to lend to the Borrower that Lender's pro rata share of the Term Loan in a single advance on the date hereof. If the Borrower pays or prepays any portion of the Term Loan under this Agreement, such portion may not be reborrowed.

         Section 2.2. Letters of Credit.


                  (a) Issuance of Letters of Credit. On the terms and subject to the conditions hereof, the Agent agrees to issue, from time to time prior to the Commitment Termination Date, at the request of the Borrower and on behalf of the Lenders and in reliance on their obligations under this SECTION 2.2, one or more Letters of Credit for the Borrower's account; provided that the Agent shall have no obligation to issue a Letter of Credit if, after the issuance thereof, (i) the outstanding L/C Obligations would thereby exceed the L/C Commitment Amount then in effect, or (ii) the issuance of such Letter of Credit would violate any legal or regulatory restriction then applicable to the Agent or any Lender as notified by such Lender to the Agent before the date of issuance of such Letter of Credit. The Existing L/C Obligations are refinanced under this Agreement and, to the extent then outstanding, shall be included in any calculation of L/C Obligations, and such Existing L/Cs shall for all purposes constitute Letters of Credit issued under this Agreement.

                  (b) Issuance Procedure. To request that the Agent issue a Letter of Credit, the Borrower shall deliver to the Agent (with a duplicate copy to an operations employee of the Agent as designated by the Agent from time to time) a duly executed Application for the relevant Letter of Credit, or such other computerized issuance or application procedure, instituted from time to time by the Agent and agreed to by the Borrower, completed to the reasonable satisfaction of the Agent, and such other documentation and information as the Agent may reasonably request. In the event of any irreconcilable difference or inconsistency between this Agreement and an Application, the provisions of this Agreement shall govern. Upon receipt of a properly completed and executed Application and any other reasonably requested documents or information at least two (2) Business Days prior to any requested issuance date, the Agent will process such Application in accordance with its customary procedures and issue the requested Letter of Credit on the requested issuance date. The Borrower may cancel any requested issuance of a Letter of Credit prior to the issuance thereof without the incurrence of any fee, charge or expense. The Agent will notify each Lender of the amount and expiration date of each Letter of Credit it issues promptly upon issuance thereof. Each Letter of Credit (except for up to $5,000,000 in aggregate face amounts of Letters of Credit) shall have an expiration date no later than one (1) year from the date of issuance thereof, provided that in no event shall a Letter of Credit have an expiration date later than four (4) Business Days before the Maturity Date. If the Agent issues any Letters of Credit with expiration dates that automatically extend unless the Agent gives notice that the expiration date will not so extend, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be later than four (4) Business Days before the Maturity Date, (ii) the Commitment Termination Date shall have occurred, (iii) an Event of Default has occurred and is continuing, or (iv) the Agent is so directed by the Borrower. The Agent agrees to issue amendments to any Letter of Credit increasing its amount, or extending its expiration date, at the request of the Borrower subject to the conditions precedent for all Loans of SECTION 4.2 and the other terms and conditions of this SECTION 2.2.

                  (c) The Borrower's Reimbursement Obligations.

                           (i)      The Borrower hereby irrevocably and
         unconditionally agrees to reimburse the Agent, for the benefit of the Lenders, for each payment or disbursement made to settle its obligations under any draft drawn under a Letter of Credit (each, a "REIMBURSEMENT OBLIGATION") within two (2) Business Days from when such draft is paid with funds not borrowed hereunder. The Reimbursement Obligation shall bear interest (which the Borrower hereby promises to pay) from and after the date such draft is paid until (but excluding the date) the Reimbursement Obligation is paid at the lesser of the Highest Lawful Rate or the Base Rate plus the Applicable Margin so long as the Reimbursement Obligation shall not be past due, and thereafter at the default rate per annum as set forth in SECTION 2.7(c), whether or not the Maturity Date shall have occurred. If any such payment or disbursement is reimbursed to the Agent after 2:00 p.m. on the date such payment or disbursement is made by the Agent, interest shall be paid on the reimbursable amount for one (1) day. The Agent shall give the Borrower notice of any drawing on a Letter of Credit within one (1) Business Day after such drawing is paid.

                           (ii) The Borrower agrees for the benefit of the Agent and each Lender that, notwithstanding any provision of any Application, the obligations of the Borrower under this SECTION 2.2(c) and each applicable Application shall be absolute, unconditional and irrevocable (subject to SECTION 2.2(b)) and shall be performed strictly in accordance with the terms of this Agreement and each applicable Application under all circumstances whatsoever INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED UPON THE AGENT'S OR ANY LENDER'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE (other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender), including, without limitation, the following circumstances (subject in all cases to the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender):

                           (1) any lack of validity or enforceability of any of
                  the L/C Documents;

                           (2) any amendment or waiver of or any consent to
                  depart from all or any of the provisions of any of the L/C Documents;

                           (3) the existence of any claim, setoff, defense or
                  other right the Borrower or any Subsidiary may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Agent, any Lender or any other Person, whether in connection with this Agreement, another L/C Document or any unrelated transaction;

                           (4) any statement or any other document presented
                  under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent;

                           (5) payment by the Agent under a Letter of Credit
                  against presentation to the Agent of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Agent's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Agent; or

                           (6) any other act or omission to act or delay of any
                  kind by the Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this SECTION 2.2(c), constitute a legal or equitable discharge of the Borrower's obligations hereunder or under any L/C Document, provided that such act or omission of the Agent did not constitute gross negligence or willful misconduct of the Agent or any Lender.

                  (d) The Participating Interests. Each Lender severally and not jointly agrees to purchase from the Agent, and the Agent hereby agrees to sell to each Lender, an undivided percentage participating interest, to the extent of its Percentage, in each Letter of Credit issued by, and Reimbursement Obligation owed to, the Agent in connection with a Letter of Credit. Upon any failure by the Borrower to pay any Reimbursement Obligation in connection with a Letter of Credit at the time required in SECTIONS 2.2(c) and 2.4(c), or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment by the Borrower of any Reimbursement Obligation in connection with a Letter of Credit, the Agent shall promptly give notice of same to each Lender, and the Agent shall have the right to require each Lender to fund its participation in such Reimbursement Obligation. Each Lender (except the Agent to the extent it is also a Lender) shall pay to the Agent an amount equal to each Lender's Percentage of such unpaid or recaptured Reimbursement Obligation not later than the Business Day it receives notice from the Agent to such effect, if such notice is received before 2:00 p.m., or not later than the following Business Day if such notice is received after such time. If a Lender fails to pay timely such amount to the Agent, it shall also pay to the Agent interest on such amount accrued from the date payment of such amount was made by the Agent to the date of such payment by the Lender at a rate per annum equal to the Federal Funds Rate in effect for each such day, and only after such payment shall such Lender be entitled to receive its Percentage of each payment received on the relevant Reimbursement Obligation and of interest paid thereon. If any such Lender fails to pay such amount to the Agent, any payments made by the Borrower with respect to the relevant Reimbursement Obligation shall first be applied by the Agent to the unfunded participation in such Reimbursement Obligation before any other Lenders receive any payments or proceeds. The Agent will thereafter pay each Lender its Percentage of each payment received by it relating to that for which such Lender has funded its Percentage, from the date of funding. THE SEVERAL OBLIGATIONS OF THE LENDERS TO THE AGENT UNDER THIS SECTION 2.2(D) SHALL BE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES WHATSOEVER AND SHALL NOT BE SUBJECT TO ANY

SETOFF, COUNTERCLAIM OR DEFENSE TO PAYMENT ANY LENDER MAY HAVE OR HAVE HAD AGAINST THE BORROWER, THE AGENT, ANY OTHER LENDER OR ANY OTHER PERSON WHATSOEVER INCLUDING, BUT NOT LIMITED TO, ANY DEFENSE BASED ON THE FAILURE OF THE DEMAND FOR PAYMENT UNDER THE LETTER OF CREDIT TO CONFORM TO THE TERMS OF SUCH LETTER OF CREDIT OR THE LEGALITY, VALIDITY, REGULARITY OR ENFORCEABILITY OF SUCH LETTER OF CREDIT AND INCLUDING, BUT NOT LIMITED TO, THOSE RESULTING FROM THE AGENT'S OWN SIMPLE OR CONTRIBUTORY NEGLIGENCE. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any L/C Commitment of a Lender, and each payment by a Lender under SECTION 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

         Section 2.3 Types of Loans and Minimum Borrowing Amounts. Portions of the Term Loan may be outstanding as either Base Rate Loans or LIBOR Loans, as selected by the Borrower pursuant to SECTION 2.4. All LIBOR Loans advanced on the Initial Borrowing Date shall be advanced as Base Rate Loans unless a notice for a requested LIBOR Loan has been given by 11:00 a.m. at least three (3) Business Days before the Initial Borrowing Date and indemnification has been provided to the Lenders in connection therewith in the event the Initial Borrowing Date does not occur on the date requested. Each Base Rate Loan shall be in an amount of not less than $1,000,000, or a greater integral multiple of $500,000. Each LIBOR Loan shall be in an amount of not less than $5,000,000, or a greater integral multiple of $1,000,000.

         Section 2.4 Manner of Borrowing.

                  (a) Selection of Interest Periods. The Borrower may select multiple Interest Periods for LIBOR Loans, provided that at no time shall the number of different Interest Periods for outstanding LIBOR Loans exceed eight
(8). The Borrower may from time to time elect to change or continue the type of interest rate borne by each Loan or, subject to SECTION 2.3's minimum amount requirement for each outstanding Loan, a portion thereof, as follows: (i) if such Loan is a LIBOR Loan, the Borrower may continue part or all of such Loan as a LIBOR Loan for an Interest Period specified by the Borrower or convert part or all of such Loan into a Base Rate Loan on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Loan into a Base Rate Loan so long as it pays the breakage fees and funding losses provided in SECTION 2.12 and all interest accrued on such Loan, and (ii) if such Loan is a Base Rate Loan, the Borrower may convert all or part of such Loan into a LIBOR Loan for an Interest Period specified by the Borrower on any Business Day. Notices of the continuation of a LIBOR Loan for an additional Interest Period or of the conversion of part or all of a LIBOR Loan into a Base Rate Loan or conversion of a Base Rate Loan into a LIBOR Loan must be given by no later than 11:00 a.m. at least three (3) Business Days before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the continuation or conversion of a Loan by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) which shall specify the date of the requested continuation or conversion (which shall be a Business Day), the amount of the applicable Loan(s), the type of Loan(s) to comprise such continued or converted Loan(s), and, if any such Loan is to be a LIBOR Loan, the Interest Period applicable thereto. The Borrower agrees that the Agent and each Lender may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent or any Lender has acted in reliance thereon.

                  (b) Borrower's Failure to Notify. If the Borrower fails to give notice pursuant to SECTION 2.4(A) of the continuation or conversion of any outstanding principal amount of a LIBOR Loan and has not notified the Agent by 11:00 a.m. at least three (3) Business Days before the last day of the Interest Period for such LIBOR Loan, the Borrower shall be deemed to have requested the continuation of such Loan as a LIBOR Loan with an Interest Period of one (1) month, so long as no Default or Event of Default shall have occurred and be continuing or would occur as a result of such continuation or conversion. Upon the occurrence and during the continuance of any Event of Default, (i) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Lenders to continue or convert Loans into LIBOR Loans shall be suspended.

         Section 2.5 Interest Periods. As provided in SECTION 2.4(a), at the time of each request for the continuation of, or conversion into, a LIBOR Loan, the Borrower shall select an Interest Period applicable to such LIBOR Loan from among the available options subject to the limitations in SECTION 2.4(a); provided, however, that:

                  (a) the Borrower may not select an Interest Period for a LIBOR Loan that extends beyond the Maturity Date;

                  (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

                  (c) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if such Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Section 2.6 Interest Payments.

                  (a) Base Rate Loans. Each Base Rate Loan shall bear interest (computed on the basis of a 365/366-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a LIBOR Loan in accordance with SECTION 2.4(a) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the sum of the Base Rate from time to time in effect plus the Applicable Margin, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a LIBOR Loan in accordance with
SECTION 2.4(a).

                  (b) LIBOR Loans. Each LIBOR Loan shall bear interest (computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with SECTION 2.4(a) hereof, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the sum of the Adjusted LIBOR Rate plus the Applicable Margin, payable in arrears on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan in accordance with SECTION 2.4(a).

                  (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and Reimbursement Obligations hereunder (including the Applicable Margin, determined as set forth in the definition thereof) and such determination shall be conclusive and binding except in the case of the Agent's manifest error or willful misconduct. The Agent shall give prompt telephonic, telex or facsimile notice to the Borrower and each Lender of the interest rate applicable to each Loan or Reimbursement Obligation (but, if such notice is given by telephone, the Agent shall confirm such rate in writing) promptly after the Agent has made such determination.

         Section 2.7 Default Rates. If any payment of principal on any Loan is not made when due after the expiration of the grace period therefor provided in
SECTION 7.1 (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) from the date such payment was due until such principal then due is paid in full, payable on demand, at a rate per annum equal to:

                  (a) for any Base Rate Loan the lesser of (i) the Highest Lawful Rate or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin;

                  (b) for any LIBOR Loan the lesser of (i) the Highest Lawful Rate or (ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin; and

                  (c) for any unpaid Reimbursement Obligations, the lesser of
(i) the Highest Lawful Rate or (ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at maturity) plus the Applicable Margin.

It is the intention of the Agent and each Lender to conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or the Loans or the Reimbursement Obligations would be usurious as to the Agent or the Lenders under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to the Lenders that is contracted for, taken, reserved, charged or received by the Lenders under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by the applicable Lender on the principal amount of the applicable Note or to the Reimbursement Obligations (or, if the principal amount of such Note and all Reimbursement Obligations owed to such Lender shall have been paid in full, refunded by such Lender to the Borrower); (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to the Lenders may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by the applicable Lenders as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the applicable Lenders on the principal amount of the applicable Notes or Reimbursement Obligations (or if the principal amounts thereof shall have been paid in full, refunded by the applicable Lender to the Borrower); and
(iii) if at any time the interest provided hereunder, together with any other fees payable pursuant to this Agreement, the Notes or any other Credit Document and deemed interest under applicable law, exceeds the amount that would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to the Lenders hereunder and thereunder shall be limited to the amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions shall not reduce the interest to accrue to the Lenders hereunder and thereunder below the Highest Lawful Rate until the total amount of interest accrued pursuant hereto and thereto and such fees deemed to be interest equals the amount of interest which would have accrued to the Lenders if a varying rate per annum equal to the interest hereunder had at all times been in effect plus the amount of fees which would have been received but for the effect of this
SECTION 2.7. The Agent and the Lenders hereby elect to determine the applicable rate ceiling under Section 303.201 of the Texas Finance Code Ann. (Vernon 1998) by the weekly rate ceiling from time to time in effect, subject to the Agent's and the Lenders' right subsequently to change such method in accordance with applicable law. In the event the Loans and all Reimbursement Obligations are paid in full by the Borrower prior to the Maturity Date and the interest received for the actual period of the existence of the Loans or the Reimbursement Obligations exceeds the Highest Lawful Rate, the applicable Lenders shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and none of the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The provisions of Chapter 346 of Tex. Finance Code Ann. (Vernon
1998), regulating certain revolving credit accounts shall not apply to this Agreement or any of the Notes.

         Section 2.8 Maturity of Loans. Each Loan, together with accrued and unpaid interest thereon and all other fees then due and owing under any Credit Document, shall mature and become due and payable on the Maturity Date.

         Section 2.9 Optional Prepayments. The Borrower shall have the privilege of prepaying the Term Loan without premium or penalty in whole or in part at any time, provided that, each voluntary partial prepayment of the Term Loan must be in a principal amount of not less than $5,000,000, or a greater integral multiple of $1,000,000. If the Borrower is prepaying LIBOR Loans, it shall give the Agent notice of such prepayment no later than 11:00 a.m. at least two (2) Business Days before the proposed prepayment date. All prepayments of Loans shall be accompanied by accrued interest thereon, together with, if such Loans being prepaid are LIBOR Loans, any applicable breakage fees and funding losses pursuant to SECTION 2.12. The Borrower may direct the application of any optional prepayment hereunder to the Base Rate Loans or LIBOR Loans outstanding.

         Section 2.10 Mandatory Prepayments of Loans.

                  (a) If the aggregate amount of outstanding L/C Obligations shall at any time for any reason exceed the L/C Commitment Amount then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Agent for the ratable benefit of the Lenders as a pre-funding of cash collateral for Letters of Credit to the extent such Letters of Credit are not fully cash collateralized at the time of such pre-funding.

                  (b) Any mandatory prepayment of Loans pursuant to this Agreement shall not be limited by the notice provision for prepayments set forth in SECTION 2.9, but immediately upon determining the need to make any such prepayment, the Borrower shall notify the Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to SECTION 2.12.

                  (c) Proceeds of the initial Loan shall be used in accordance with SECTION 2.10(c) of the Existing Credit Agreement.

         Section 2.11 The Notes. The Term Loans outstanding to the Borrower from the Lenders shall be evidenced by promissory notes of the Borrower payable to each of the Lenders and the Agent in the form of EXHIBIT 2.11 (each such promissory note, together with any replacements thereof, a "TERM NOTE", and collectively, the "NOTES"). Each holder of a Note shall record on its books and records or on a schedule to the Note the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan and, if a LIBOR Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder, together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         Section 2.12 Breakage Fees. If any Lender incurs any loss, cost or expense (excluding any loss of anticipated profit, but including, without limitation, any loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lenders) as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in SECTIONS 8.1 or 8.2:

                           (i) any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its Interest Period (whether by acceleration, prepayment or otherwise);

                           (ii) any failure to make a principal payment of a LIBOR Loan on the due date therefor; or

                           (iii) any failure by the Borrower to continue, prepay or convert to a LIBOR Loan on the date specified in a notice given pursuant to SECTION 2.4(a) (other than by reason of a default of a Lender), then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than 120 days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be conclusive and binding absent manifest error. Within ten (10) days of receipt of such certificate, the Borrower shall pay to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall no longer be obligated to pay such claim.

         Section 2.13 L/C Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior and irrevocable written notice to the Agent, to terminate or reduce the L/C Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 as determined by the Borrower, and (ii) allocated ratably among the Lenders in proportion to their respective L/C Commitments, as applicable; provided that the L/C Commitment Amount may not be reduced to an amount less than the sum of the aggregate amount of outstanding L/C Obligations, after giving effect to payments on such proposed termination or reduction date, unless the Borrower provides to the Lenders or the Agent, as applicable, cash collateral in an amount sufficient to cover such shortage or back-to-back letters of credit from a financial institution satisfactory to all of the Lenders in an amount equal to the undrawn face amount of any applicable outstanding Letters of Credit with an expiry date of at least five (5) days after the expiry date of any applicable Letter of Credit and which provide that the Lenders may make a drawing thereunder in the event that it pays a drawing under such Letter of Credit. Any termination of the L/C Commitments pursuant to this SECTION 2.13 is permanent and may not be reinstated. The Agent shall give prompt notice to each Lender of any such termination of the L/C Commitments.

         Section 2.14 Agent Reliance on Borrower Payment. Except as otherwise provided under SECTION 2.2(c), unless the Borrower has notified the Agent prior to the date any payment or prepayment to be made by it is due (or if the Borrower has given notice of its intention to prepay a Loan on such date), that it does not intend to make such payment or prepayment, the Agent may assume that the Borrower has made such payment when due (or on the date stated in its prepayment notice) and in reliance upon such assumption may (but shall not be required to) make available to each Lender its Percentage of such payment. If such payment was not in fact made to the Agent in immediately available funds, then each Lender shall promptly on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate.

SECTION 3. FEES AND PAYMENTS.

         Section 3.1 Fees.

                  (a) Letter of Credit Fees. Commencing upon the Effective Date, the Borrower shall pay to the Agent quarterly in arrears (pro rated, if necessary for any portion of such quarter) for the ratable account of the Lenders (based on their respective Percentages) a non-refundable fee for any Letter of Credit equal to the greater of (x) $125 per quarter, or (y) the face amount of such Letter of Credit multiplied by a rate equal to 0.50% per annum, calculated on the basis of a 365/366-day year and actual days in the period and based on the then scheduled expiry date of the Letter of Credit. Thereafter, such fees shall be payable by the Borrower in arrears on the last Business Day of each calendar quarter of each year commencing with the next succeeding calendar quarter, with the last such payment on the date any such Letter of Credit expires. In addition, the Borrower shall pay to the Agent solely for the Agent's account, in connection with each Letter of Credit, reasonable administrative and amendment fees and expenses for letters of credit established by the Agent from time to time in accordance with its customary practices and as agreed between the Agent and the Borrower and a fronting fee of 1/8% of the face amount of each Letter of Credit (other than the Existing L/Cs). All fees paid to the Agent or any other parties before the date of this Agreement in respect of any Existing L/Cs are solely for the account of those parties without any accounting for them or sharing of them with the Agent or Lenders notwithstanding any contrary provision in this Agreement.

                  (b) Agent Fees. The Borrower shall pay to the Agent the fees agreed to from time to time by the Borrower and the Agent.

         Section 3.2 Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations and all other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Agent by no later than 2:00 p.m. on the due date thereof at the office of the Agent in Houston, Texas (or such other location as the Agent may designate to the Borrower). Any payments received by the Agent from the Borrower after 2:00 p.m. shall be deemed to have been received on the next Business Day.

         Section 3.3 Withholding Taxes.

                  (a) Payments Free of Withholding. Except as otherwise required by law and subject to SECTION 3.3(b), each payment by the Borrower to the Agent or any Lender under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Agent, taxes, assessments or other governmental charges

                           (i) imposed on, based upon, or measured by its income, and branch profits, franchise and similar taxes imposed on it, by any jurisdiction in which the Agent or such Lender, as the case may be, is incorporated or maintains its principal place of business or Lending Office or which subjects the Agent or such Lender to tax by reason of a connection between the taxing jurisdiction and the Agent or such Lender (other than a connection resulting from the transactions contemplated by this Agreement);

                           (ii) imposed as a result of a connection between the taxing jurisdiction and the Agent or such Lender, as the case may be, other than a connection resulting from the transactions contemplated by this Agreement;

                           (iii) imposed as a result of the transfer by such Lender of its interest in this Agreement or any other Credit Document or a designation by such Lender (other than pursuant to SECTION 3.3(d) hereof) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of the Lender's interest in this Agreement or any Credit Document or designation of a new Lending Office);

                           (iv) imposed by the United States of America upon a Lender organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed or increased as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the Effective Date, in the case of each Lender originally a party hereto or, in the case of any Purchasing Lender (as defined in SECTION 10.10), after the date on which it becomes a Lender;

                           (v)      which would not have been imposed but for
          (a) the failure of the Agent or any Lender, as the case may be, to provide (x) an Internal Revenue Service Form 1001 or 4224, as the case may be, or any substitute or successor form prescribed by the Internal Revenue Service pursuant to SECTION 3.3(b) below, or (y) any other certification, documentation or proof which is reasonably requested by the Borrower, or (b) a determination by a taxing authority or a court of competent jurisdiction that a certification, documentation or other proof provided by such Lender or the Agent to establish an exemption from such tax, assessment or other governmental charge is false

(all such non-excluded taxes, assessments or other governmental charges and liabilities being hereinafter referred to as "INDEMNIFIED TAXES"). If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Agent and each Lender is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that the Agent or such Lender (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any Indemnified Taxes, penalties or interest, the Borrower shall reimburse the Agent or that Lender for the payment on demand in the currency in which such payment was made. If the Borrower pays any Indemnified Taxes, penalties or interest, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other satisfactory evidence of payment if such tax receipts have not yet been received by the Borrower

(with such tax receipts to be promptly delivered when actually received), to the Agent or the Lender on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) within fifteen (15) days of such payment.

                  (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the Effective Date, two duly completed and signed copies of either Form 1001 (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower, directly or through the Agent, to such Lender, and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person. Each such Lender shall make written demand on the Borrower for indemnification or compensation hereunder not later than 120 days after the earlier of (i) the date on which such Lender or Agent makes payment of Indemnified Taxes, or (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or the Agent for payment of Indemnified Taxes; provided that any failure of a Lender or the Agent to give the Borrower timely notice as provided herein shall not relieve the Borrower of any obligation which it has to pay such claim for compensation for such indemnification.

                  (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Agent any form or certificate that such Lender is obligated to submit pursuant to SECTION 3.3(b) or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

                  (d) Refund of Taxes. If any Lender or the Agent receives a refund of any Indemnified Tax or any tax referred to in SECTION 10.3 with respect to which the Borrower has paid any amount pursuant to this SECTION 3.3 or SECTION 10.3, such Lender or the Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower.

SECTION 4. CONDITIONS PRECEDENT.

         Section 4.1 Conditions Precedent to Initial Borrowing. The obligation of each Lender to advance its portion of the Term Loan and of the Agent to issue any Letter of Credit on the Initial Borrowing Date is subject to the following conditions precedent, all in form and substance satisfactory to the Lenders (and which shall be evidenced by the making of such Loan(s) and, if applicable, the issuance of such Letter(s) of Credit) and in sufficient number of signed counterparts, where applicable, to provide one for each Lender (except for the Term Notes, of which only one original shall be signed for each Lender):

                  (a) The Agent shall have received:

                           (i)      Notes. The duly executed Notes of the
         Borrower;

                           (ii) Issuance of 2003 Convertible Subordinated Notes and Execution of Cash Collateral Security Agreement. Evidence that the Borrower has issued at least $270,000,000 principal amount of 2003 Convertible Subordinated Notes and the net cash proceeds from the issuance of such Indebtedness shall have been applied in accordance with Section 2.10(c) of the Existing Credit Agreement, and the Cash Collateral Security Agreement shall have been executed and all Collateral required to be delivered pursuant to the terms thereof shall have been delivered;

                           (iii) Termination and Release Agreement. A Termination and Release Agreement with respect to the Existing Credit Agreement, in form and substance reasonably satisfactory to the Agent, duly executed by the Borrower;

                           (iv) Ratifications. Duly executed ratifications of the Existing Subsidiary Guaranties, the Existing Pledge Agreements and the Existing Security Agreements in form and substance reasonably satisfactory to the Agent;

                           (v)      Debt Rating. Evidence reasonably
         satisfactory to the Agent that the Borrower's senior unsecured unenhanced debt is rated (A) B1 or higher with a stable outlook by Moody's, and (B) B+ or higher with a stable outlook by S&P;

                           (vi) Certificate of Officers of Borrower and Guarantors. A certificate of the Secretary or Assistant Secretary and the President or Vice President of each of the Borrower and the Guarantors containing specimen signatures of the persons authorized to execute Credit Documents on such Person's behalf or any other documents provided for herein, together with (x) copies of resolutions of the Board of Directors of such Person authorizing the execution and delivery of the Credit Documents and of all other legal documents or proceedings taken by such Person in connection with the execution and delivery of the Credit Documents, and (y) copies of such Person's Certificate or Articles of Incorporation, certified by the Secretary of State of such Person's jurisdiction of organization, and Bylaws;

                           (vii) Certificates of Existence and Good Standing. Certificates of existence and good standing from the appropriate governing agency of the Borrower's and each Guarantor's jurisdiction of organization and of all jurisdictions where the Borrower is authorized to do business;

                           (viii) Fees. Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Agent pursuant to this Agreement or any other written agreement between the Borrower and Bank of America, N.A. (or any of its Affiliates) in effect on the date of this Agreement;

                           (ix) Consents. Certified copies of all documents evidencing any necessary consents and governmental approvals taken or obtained by the Borrower and the Guarantors with respect to the Credit Documents;

                           (x)      Financial Condition Certificate. A
         certificate of the principal financial officer of the Borrower in substantially the form of EXHIBIT 4.1;

                           (xi) Financial Statements. Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ending December 31, 2002, and the fiscal quarter ending June 30, 2003 (in each case including balance sheets and statements of income, retained earnings, and cash flows, with the December 31, 2002 financial statements being audited by independent public accountants of recognized national standing and prepared in accordance with GAAP), which financial statements are acceptable to Agent;

                           (xii) Opinions of Counsel. The opinions of (1) Dana Gordon, General Counsel to the Borrower and the Guarantors, and
         (2) Weil, Gotshal & Manges, LLP, in each case covering such matters as the Lenders may reasonably require; and

                           (xiii) Other Documents. Such other documents as the Lenders may reasonably request.

                  (b) All legal matters incident to the execution and delivery of the Credit Documents shall be reasonably satisfactory to the Lenders.

         Section 4.2 Conditions Precedent to all Loans. In the case of each issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit:

                  (a) Notices. The Agent shall have received a duly completed Application for such Letter of Credit meeting the requirements of SECTION 2.2;

                  (b) Representations and Warranties True and Correct. Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the Credit Documents shall be true and correct in all material respects as of the time of such issuance, increase or extension, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

                  (c) No Default. No Default or Event of Default shall have occurred and be continuing or would occur as a result of such issuance, increase or extension;

                  (d) New Litigation and Changes in Pending Litigation. Since the Effective Date, no new litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings shall be pending or known by the Borrower to be threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and no material development (whether or not disclosed) shall have occurred in any litigation (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings previously disclosed, which could reasonably be expected to have a Material Adverse Effect;

                  (e) Regulation U; Other Laws. The issuance, increase or extension shall not result in either the Borrower or the Agent or any Lender being in non-compliance with or in violation of Regulation U of the Board of Governors of the Federal Reserve System and shall not be prohibited by any other legal requirement (including Regulations T and X of the Board of Governors of the Federal Reserve System) imposed by the banking laws of the United States of America, and shall not otherwise subject the Agent or any Lender to a penalty or other onerous conditions under or pursuant to any legal requirement;

                  (f) No Material Adverse Change. There shall have occurred no event or effect that has had or could reasonably be expected to have a Material Adverse Effect; and

                  (g) Cash Collateral. With respect to the issuance of a requested Letter of Credit, the Borrower shall provide the Agent with cash collateral in an amount equal to the face amount of such Letter of Credit.

Each request for the issuance of, increase in the amount of, or extension of the expiry date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such issuance of, increase in the amount of, or extension of the expiry date of, such Letter of Credit that all conditions precedent to such issuance, increase or extension have been satisfied or fulfilled unless the Borrower gives the Agent written notice to the contrary, in which case the Agent shall not be required to issue, increase the amount of or extend the expiry date of such Letter of Credit unless the Majority Lenders shall have previously waived in writing such non-compliance. In the event an Event of Default shall have occurred and be continuing, the Borrower may not convert any Base Rate Loan into a LIBOR Loan or continue any LIBOR Loan and may only convert or continue any LIBOR Loan into or as a Base Rate Loan in accordance with SECTION 2.4(a) hereof and subject to the applicability of the provisions of SECTION 2.7 regarding default rates of interest, and in such case, any LIBOR Loan which has not been accelerated pursuant to the terms hereof shall automatically convert into a Base Rate Loan at the end of the applicable Interest Period unless prior to such time, any such Event of Default shall have been cured or waived pursuant to the terms hereof. In the event a Default shall have occurred and be continuing, the Borrower may only convert any Base Rate Loan or continue any LIBOR Loan into a LIBOR Loan with a one (1) month Interest Period.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Agent and each Lender as follows:

         Section 5.1 Organization.

                  (a) The Borrower and each of its Subsidiaries (i) is a duly incorporated (or organized) and existing corporation (or other Person) in good standing under the laws of the jurisdiction of its organization, (ii) has all necessary corporate power (or comparable power, in the case of a Subsidiary that is not a corporation) to own the property and assets it uses in its business and otherwise to carry on its business as presently conducted, and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

                  (b) As of the date hereof, the Borrower has no Subsidiaries other than the Subsidiaries listed on SCHEDULE 5.1, and the Borrower directly or indirectly owns one hundred percent (100%) of each class of capital stock or ownership interests of each such Subsidiary.

         Section 5.2 Power and Authority; Validity. Each of the Borrower and the Guarantors has the corporate (or comparable power, in the case of a Subsidiary that is not a corporation) power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate (or comparable action, in the case of a Subsidiary that is not a corporation) action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each of the Borrower and the Guarantors has duly executed and delivered each such Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether in a proceeding in equity or at law.

         Section 5.3 No Violation. Neither the execution, delivery nor performance by the Borrower or any of the Guarantors of the Credit Documents to which it is a party nor compliance by any of such Persons with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, except where such contravention could not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under (except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect), or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or its Subsidiaries under the terms of any contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties or assets are bound or to which it may be subject, or (iii) violate or conflict with any provision of the Certificate or Articles of Incorporation or Bylaws or other governance documents, as applicable, of such Person.

         Section 5.4 Litigation. There are no lawsuits (including, without limitation, derivative or injunctive actions), arbitration proceedings or governmental proceedings pending or, to the best knowledge of the Borrower, threatened, involving the Borrower or any of its Subsidiaries except for such lawsuits or other proceedings which could not reasonably be expected to have a Material Adverse Effect and any lawsuits and proceedings disclosed in SCHEDULE 5.4.

         Section 5.5 Use of Proceeds; Margin Regulations. The proceeds of the Loans may only be used to repay existing Indebtedness, to provide working capital and for general corporate purposes (including the issuance of Letters of Credit). Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to extend credit for the purpose of purchasing or carrying any "margin stock," or for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         Section 5.6 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 5.7 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 5.8 True and Complete Disclosure. All factual information (not including estimated, pro forma financial information and other projections) heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Agent or the Lenders in connection with any Credit Document or any transaction contemplated therein is, disregarding any updated, corrected, supplemented, superseded or otherwise modified information except as so updated, corrected, supplemented, superseded or otherwise modified and all other such factual information hereafter furnished by any such Persons in writing to the Lenders in connection herewith, any of the other Credit Documents or the Loans will be, true and accurate in all material respects, taken as a whole, on the date of such information and not incomplete by omitting to state any material fact necessary to make the information therein not misleading at such time in light of the circumstances under which such information, taken as a whole, was provided. All estimates, pro forma financial information and projections furnished by the Borrower or any of its Subsidiaries in writing to the Lenders in connection with any Credit Document or any transaction contemplated therein, were prepared by the Borrower in good faith based upon assumptions believed by the Borrower to be reasonable at the time such information was prepared, it being recognized by the Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

         Section 5.9 Financial Statements. The financial statements heretofore delivered to the Lenders for the fiscal year ending December 31, 2002 and the fiscal quarter ending June 30, 2003, were prepared in accordance with GAAP, and such financial statements, together with the related notes and schedules, fairly presents the financial position of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby, subject to normal year-end adjustments and omission of certain footnotes as permitted by the SEC.

         Section 5.10 No Material Adverse Change. From June 30, 2003, there has occurred no event or effect that has had, or to the best knowledge of the Borrower could reasonably be expected to have, a Material Adverse Effect.

         Section 5.11 Labor Controversies. There are no labor strikes, lock-outs, slow downs, work stoppages or similar events pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         Section 5.12 Taxes. Except as disclosed on SCHEDULE 5.12, the Borrower and its Subsidiaries have filed all federal tax returns and all other material tax returns required to be filed, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "TAXES") except such Taxes, if any, as are being contested in good faith and for which reserves have been provided in accordance with GAAP and except where the failure to pay such Taxes could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on SCHEDULE 5.12, no tax liens have been filed and no claims are being asserted for Taxes. Except as disclosed on SCHEDULE 5.12, the charges, accruals and reserves on the books of the Borrower and its Subsidiaries for Taxes and other governmental charges have been determined in accordance with GAAP.

         Section 5.13 ERISA. With respect to each Plan, the Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC or a Plan other than a liability to the PBGC for premiums under Section 4007 of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefits under a welfare plan as defined in ERISA other than liability for continuation coverage described in Part 6 of Title I of ERISA, except where such liability could not reasonably be expected to have a Material Adverse Effect.

         Section 5.14 Consents. All consents and approvals of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to consummate the transactions hereunder have been obtained or made and are or will be in full force and effect.

         Section 5.15 Capitalization. All outstanding capital stock of the Borrower and its Subsidiaries has been duly and validly issued, is fully paid and nonassessable. None of the Borrower's Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

         Section 5.16 Ownership of Property. The Borrower and its Subsidiaries have good title to or a valid leasehold interest in all of its property except to the extent, in the aggregate, no Material Adverse Effect could reasonably be expected to result from the failure to have such title or interest, subject to no Liens except Permitted Liens. The Borrower and its Subsidiaries own or hold valid licenses to use all the material patents, trademarks, permits, service marks and trade names, free of any burdensome restrictions, that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own or hold such licenses could not reasonably be expected to have a Material Adverse Effect.

         Section 5.17 Compliance with Statutes. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies and have all necessary permits, licenses and other necessary authorizations with respect to the conduct of their businesses and the ownership and operation of their properties except where the failure to so comply or hold such permits, licenses or other authorizations could not reasonably be expected to have a Material Adverse Effect.

         Section 5.18 Environmental Matters.

                  (a) Borrower and its Subsidiaries have complied with, and on the date any Letter of Credit is issued, increased or extended will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except where failure to so comply could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on or emanating from any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any property owned or operated by the Borrower or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, the current or intended use or transferability of such property by the Borrower or any of its Subsidiaries under any applicable Environmental Law except for any such condition or occurrence described in clauses (i) or (ii) which could not reasonably be expected to have a Material Adverse Effect.

                  (b) To the best knowledge of the Borrower (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, except for such violations which could not reasonably be expected to have a Material Adverse Effect, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries in a matter that has violated or could reasonably be expected to violate any Environmental Law, except for such violation which could not reasonably be expected to have a Material Adverse Effect.

         Section 5.19 [Intentionally Omitted].

         Section 5.20 Existing Indebtedness and Liens. The Borrower and its Subsidiaries have no Indebtedness or Liens on any of their properties or assets on the Effective Date other than as listed on SCHEDULE 5.20.

SECTION 6. COVENANTS.

         The Borrower covenants and agrees that, without the consent of the Majority Lenders and so long as any Note, Letter of Credit or Reimbursement Obligation or any other Obligation is outstanding or any L/C Commitment is outstanding hereunder:

         Section 6.1 Existence. The Borrower and its Subsidiaries will preserve and maintain their existence except (a) for the dissolution of any Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries; (b) the Borrower shall not be required to preserve, renew or keep in full force and effect the corporate or other existence of any Subsidiary, if the Board of Directors of the Borrower shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of business of the Borrower or any

Subsidiary and that abandonment of any such right shall not have a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole; and (iii) as otherwise expressly permitted herein.

         Section 6.2 Maintenance. The Borrower and its Subsidiaries will maintain, preserve and keep their material plants, properties and equipment necessary to the proper conduct of their businesses in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto consistent with usual and customary business practices so that at all times such plants, properties and equipment are reasonably preserved and maintained, in each case with such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this SECTION 6.2 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such plants, properties or equipment if such discontinuance is, in the judgment of the Borrower or any such Subsidiary, as applicable, desirable in the conduct of its business and not materially disadvantageous to the Lenders.

         Section 6.3 Taxes. The Borrower and its Subsidiaries will duly pay and discharge all Taxes upon or against them or their properties before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP.

         Section 6.4 ERISA. The Borrower and its Subsidiaries will promptly pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or any of its Subsidiaries and will promptly notify the Agent of
(a) the occurrence of any reportable event (as defined in ERISA) relating to a Plan other than any such event with respect to which the PBGC has waived notice by regulation; (b) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (c) the Borrower's or any of its Subsidiary's intention to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA; and (d) the occurrence of any event that could reasonably be expected to result in the incurrence of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries, in connection with any post-retirement benefit under a welfare plan benefit (as defined in ERISA).

         Section 6.5 Insurance. The Borrower and its Subsidiaries will maintain or cause to be maintained with responsible insurance companies, insurance against any loss or damage to all material insurable property and assets owned by them, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets, all of which policies shall name the Agent as a loss payee for losses in excess of $50,000 and provide that no policy shall terminate without at least thirty (30) days' advance written notice to the Agent and otherwise be reasonably acceptable to the Agent. The Borrower and each of its Subsidiaries will also insure employers' and public and product liability risks, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (with each liability insurance policy to name the Agent as an additional insured) with responsible insurance companies, all as reasonably acceptable to the Agent.

         Section 6.6 Financial Reports and Other Information.

                  (a) The Borrower and its Subsidiaries will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Agent and its authorized representatives such information about the business and financial condition of the Borrower and its Subsidiaries, including, without limitation, any corporate documents and records, within such time period, as the Agent or any Lender may reasonably request; and, without any request, will furnish to the Agent:

                           (i) within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, and a summary of asset dispositions during such period and in the aggregate to date under SECTION 6.16(c), (d) and (e), all of which under this clause (ii) shall be in form and detail satisfactory to the Agent and in the case of consolidated statements, in the form filed with the SEC and within five (5) days thereafter, a certificate of an officer of the Borrower acceptable to the Agent that such financial reports fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC; and

                           (ii) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statements of retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures for the preceding fiscal year and certified by an officer of the Borrower acceptable to the Agent to the effect that such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows, and in the case of the consolidated statements, audited by an independent nationally-recognized accounting firm acceptable to the Agent, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and, with respect to the audited financial statements for the Borrower's fiscal year 2002, shall not contain a going concern or other like qualification.

                  (b) Each financial statement furnished to the Agent pursuant to SECTION 6.6(a)(i) and (ii) shall be accompanied by (i) a written certificate signed by an officer of the Borrower acceptable to the Agent to the effect that
(x) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) the representations and warranties contained herein are true and correct in all material respects as though made on the date of such certificate, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it was true and correct as of such earlier date and except as otherwise described therein, as a result of the transactions expressly permitted hereunder or as previously disclosed to the Lenders, and (ii) a Compliance Certificate substantially in the form of EXHIBIT 6.6.

         Section 6.7 Lenders' Inspection Rights. Upon reasonable notice from the Agent or any Lender, the Borrower will permit the Agent or any Lender (and such Persons as the Agent or any Lender may reasonably designate), at the Borrower's expense while an Event of Default has occurred and is continuing, during normal business hours following reasonable notice to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision, the Borrower authorizes such accountants to discuss with the Agent or any Lender, and such Persons as the Agent or any Lender may reasonably designate, the affairs, finances and accounts of the Borrower and its Subsidiaries provided that the Borrower has the opportunity to be present at such discussions), all at such reasonable times and as often as may be reasonably requested.

         Section 6.8 Conduct of Business. The Borrower and its Subsidiaries will not engage in any line of business other than the specialty electric and telecommunications infrastructure contracting service business, electrical contracting services, installation of transportation, control and lighting equipment and services or businesses reasonably related thereto (each, a "PERMITTED BUSINESS").

         Section 6.9 New Subsidiaries and Additional Collateral. The Borrower shall (i) cause any direct or indirect domestic Subsidiary which is formed or acquired after the Effective Date to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all of the Obligations under this Agreement and the Notes pursuant to a Guaranty substantially in the form of the Existing Subsidiary Guaranties and to execute and deliver a security agreement substantially in the form of the Existing Security Agreements (and if applicable, a patent collateral assignment substantially in the form of the Existing Patent Collateral Assignment), together with a UCC-1 Financing Statement with respect to the assets of such Guarantor as set forth therein, and (ii) execute and deliver and cause any domestic Subsidiary to execute and deliver to the Agent a pledge agreement substantially in the form of the Existing Pledge Agreements, in respect of any domestic Subsidiary formed or acquired after the Effective Date and to deliver the original stock certificates for any such Subsidiary as set forth therein (or other evidence of its ownership interest therein) and undated stock powers executed in blank with respect thereto, in each case within five (5) days following such formation or acquisition. The Borrower shall provide to the Agent a list of all its Subsidiaries with the state or country of incorporation and the location of the principal place of business of each such Subsidiary at the same time as it provides its quarterly financial reports to the Agent pursuant to SECTION 6.6(a)(i). Upon demand by the Agent, the Borrower shall promptly execute and deliver to the Agent, and shall cause its domestic Subsidiaries to promptly execute and deliver to the Agent, such other and further security documents as may be reasonably requested by the Agent to perfect a Lien on its rolling stock and all equipment with certificates of title. Nothing in this
SECTION 6.9 may be construed as permitting any action not permitted by SECTION 6.11.

         Section 6.10 Dividends and Negative Pledges.


                  (a) The Borrower shall not pay any dividends or other distributions on its capital stock other than (i) dividends made wholly in the form of additional shares of the Borrower's capital stock, provided that, in respect of any stock split, the Borrower may make cash distributions in lieu of issuing fractional shares of capital stock which would otherwise result from such stock split, and (ii) repurchases of common stock of the Borrower from officers, directors and employees pursuant to the Borrower's restricted stock option or compensation programs, to pay withholdings in respect of taxes owed as a result of grants of stock options and stock compensation thereunder, so long as the Borrower's performance of its obligations under such restricted stock option or compensation programs cannot reasonably be expected to have a material negative impact on projected cash flows.

                  (b) Except as otherwise permitted herein, neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, create or otherwise permit to exist or become effective any restriction on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or to pay any Indebtedness owed to the Borrower, or (ii) make loans or advances to the Borrower or any of its Subsidiaries, except in either case for restrictions existing under or by reason of applicable law, this Agreement and the other Credit Documents.

                  (c) Neither the Borrower nor any of its Subsidiaries shall enter into any agreement creating or assuming any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired other than as permitted hereunder. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement other than this Agreement and the Credit Documents prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired or prohibiting or restricting the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any Credit Document.

         Section 6.11 Restrictions on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall be a party to any merger into or consolidation with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of, any other Person, or sell all or substantially all of its assets or stock (other than as permitted under SECTION 6.16), except:

                  (a) the Borrower or any of its Subsidiaries may merge into or consolidate with, make an Acquisition or otherwise purchase or acquire all or substantially all of the assets or stock of any other Person, so long as (i) the Borrower is the surviving entity to any such merger or consolidation to which the Borrower is a party, or, if the Borrower is not a party to such transaction, a domestic Subsidiary is the surviving entity to any such merger or consolidation or the other Person will thereby become a domestic Subsidiary (unless no party to such transaction is a domestic Subsidiary, in which case the applicable foreign Subsidiary must be the surviving entity to any such merger or consolidation or the other Person must thereby become a foreign Subsidiary),
(ii) the nature of the business of such acquired Person is a Permitted Business, provided that, Acquisitions will be primarily focused on acquiring Persons whose business activities are restricted to the specialty electric and infrastructure contracting service business and utility outsourcing business, (iii) no Default or Event of Default shall have occurred and be continuing or would otherwise be existing as a result of such merger, consolidation, purchase or Acquisition,
(iv) such merger, consolidation, purchase or Acquisition is non-hostile in nature, (v) with respect to any such merger, consolidation, purchase or Acquisition, the amount of the cash portion of the consideration paid by the Borrower and its Subsidiaries in respect thereof does not exceed (A) $20,000,000 if, at the time of such transaction, the Borrower's Net Funded Debt to EBITDA Ratio as of the end of the immediately preceding fiscal quarter is greater than or equal to 3.50 to 1.00, or (B) $40,000,000 if, at the time of such transaction, the Borrower's Net Funded Debt to EBITDA Ratio as of the end of the immediately preceding fiscal quarter is less than 3.50 to 1.00, and (vi) with respect to all such mergers, consolidations, purchases or Acquisitions, the aggregate amount of the cash portion of the consideration paid by the Borrower and its Subsidiaries in respect thereof during any 12 month period, does not exceed (A) $40,000,000 if, at the time of any such transaction, the Borrower's Net Funded Debt to EBITDA Ratio as of the end of the immediately preceding fiscal quarter is greater than or equal to 3.50 to 1.00, or (B) $80,000,000 if, at the time of any such transaction, the Borrower's Net Funded Debt to EBITDA Ratio as of the end of the immediately preceding fiscal quarter is less than
3.50 to 1.00; and

                  (b) the Borrower may purchase or otherwise acquire all or substantially all of the stock or assets of, or otherwise acquire by merger or consolidation, any of its Subsidiaries, and any such Subsidiary may merge into, or consolidate with, or purchase or otherwise acquire all or substantially all of the assets or stock of or sell all or substantially all of its assets or stock to, any other Subsidiary of the Borrower or the Borrower, in each case so long as (i) if the transaction is with the Borrower, the Borrower shall be the surviving entity to any such merger or consolidation, or (ii) if the transaction is not with the Borrower, a domestic Subsidiary shall be the surviving entity to any such merger or consolidation (unless no party to such transaction is a domestic Subsidiary).

Except as otherwise permitted in this SECTION 6.11 and SECTION 6.16, the Borrower shall not sell or dispose of any capital stock of or its ownership interest in any of the Guarantors or any other Subsidiaries which it may form. Borrower shall give the Agent the notice required under SECTION 6.9.

         Section 6.12 Environmental Laws. The Borrower and its Subsidiaries shall comply with all Environmental Laws (including, without limitation, obtaining and maintaining all necessary permits, licenses and other necessary authorizations) applicable to or affecting the properties or business operations of the Borrower or any of its Subsidiaries except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         Section 6.13 Liens. The Borrower and its Subsidiaries shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind except the following (collectively, the "PERMITTED LIENS"):

                  (a) Liens arising in the ordinary course of business by operation of law in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance bonds, contracts or leases to which the Borrower or its Subsidiaries are a party or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

                  (b) mechanics', workmen, materialmen, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not due or, if due, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

                  (c) inchoate Liens under ERISA and Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

                  (d) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review and for which it shall have obtained a stay of execution or the like pending such appeal or proceeding for review; provided that the aggregate amount of uninsured or underinsured liabilities (including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $1,000,000 at any one time outstanding and provided further there is adequate assurance, in the sole reasonable discretion of the Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiry of such time period or resolution of such proceeding if necessary to remove such Liens;

                  (e) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

                  (f) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way which do not materially diminish the value of or the ability to use such property;

                  (g) financing statements filed by lessors of property (but only with respect to the property so leased) and Liens under any conditional sale or title retention agreements entered into in the ordinary course of business;

                  (h) rights of lessees of equipment owned by the Borrower or any of its Subsidiaries;

                  (i) Liens on assets acquired securing Indebtedness permitted by SECTION 6.14(e); provided that no such Liens shall encumber accounts, accounts receivable, inventory (other than purchase money Liens), cash, deposit accounts, Cash Equivalents, general intangibles, intellectual property or any stock or other ownership interests in any Subsidiaries;

                  (j) existing Liens listed on SCHEDULE 6.13 and any extension, renewal or replacement (but not increase) thereof;

                  (k) Liens created by the Credit Documents;

                  (l) Liens on any assets acquired in an Acquisition, provided that all such Liens, other than Permitted Liens listed in (a) through (k) of this Section, shall be released and any notice thereof removed from the public records on or before thirty (30) days after the date of such Acquisition; and

                  (m) Liens on assets acquired with Indebtedness permitted by
SECTION 6.14(E), so long as such Liens attach only to the assets acquired with such Indebtedness.

         Section 6.14 Indebtedness. The Borrower and its Subsidiaries shall not contract, assume or suffer to exist any Indebtedness (including, without limitation, any Guaranties), except:

                  (a) Indebtedness under the Credit Documents;

                  (b) unsecured intercompany loans and advances from the Borrower to any of its Subsidiaries and unsecured intercompany loans and advances from any of such Subsidiaries to the Borrower or any other Subsidiaries of the Borrower;

                  (c) unsecured Indebtedness to a seller incurred in connection with an Acquisition, provided that such Indebtedness is subordinated in payment to the Obligations hereunder as reasonably acceptable to the Agent, such Indebtedness contains covenants no more restrictive than the covenants contained in this Agreement, and standstill provisions reasonably acceptable to the Agent and no payments may be made thereon if a Default or Event of Default shall have occurred and be continuing or would occur as a result of any such payment;

                  (d) Indebtedness under any Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates and not for speculative purposes;

                  (e) Purchase money Indebtedness incurred in the ordinary course of business not to exceed an aggregate amount of $25,000,000 outstanding at any time;

                  (f) Indebtedness under the Subordinated Indenture, including without limitation, the Indebtedness under the Convertible Subordinated Notes and the First Supplemental Indenture; provided that the principal amount of such Indebtedness shall not at any time exceed $172,500,000;

                  (g) Indebtedness under the 2003 Note Purchase Agreement, including without limitation, the Indebtedness under the 2003 Convertible Subordinated Notes; provided that, the principal amount of such Indebtedness shall not at any time exceed $275,000,000; and

                  (h) Guaranties from domestic Subsidiaries entered into or delivered in connection with the 2003 Convertible Subordinated Notes and obligations covered by CLAUSE (vi) of the definition of Indebtedness to the extent that such obligations are entered into or arise in connection with the 2003 Convertible Subordinated Notes.

         Section 6.15 Loans, Advances and Investments. The Borrower and its Subsidiaries shall not lend money or make advances to any Person, or purchase or acquire any stock, indebtedness, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "INVESTMENT") other than:

                  (a) Investments in Cash Equivalents;

                  (b) receivables owing to the Borrower or its Subsidiaries created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower or such Subsidiary and in compliance with the requirements of SECTION 6.17;

                  (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (d) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;

                  (e) as permitted by SECTION 6.14(b);

                  (f) to the extent permitted by, and in compliance with, applicable law, loans to employees of the Borrower or any of its Subsidiaries, provided that all such loans shall not exceed $2,000,000 at any one time;

                  (g) Investments made in Persons other than Borrower or its Subsidiaries, provided that, such Investments made after the date of this Agreement, may not, in the aggregate, exceed $5,000,000;

                  (h) as permitted by SECTION 6.11;

                  (i) Investments in Lightwave L.L.C., an Alabama limited liability company (or any of its successors or assigns), provided that all such Investments (whether by cash or contribution of assets, but excluding the reinvestment of its retained earnings) after December 31, 1999 may not in the aggregate exceed $5,000,000;

                  (j) [intentionally omitted]; and

                  (k) Investments made prior to the date of this Agreement in "landfill gas to energy" projects and other cogeneration projects, including without limitation, Investments in Network Electric Company.

         Section 6.16 Transfer of Assets. The Borrower and its Subsidiaries shall not permit any sale, transfer, conveyance, assignment or other disposition of any asset of the Borrower or any of its Subsidiaries except:

                  (a) transfers of inventory in the ordinary course of business;

                  (b) the retirement or replacement of assets (with assets of equal or greater value) in the ordinary course of business;

                  (c) transfers of any assets among (i) the Borrower and its non-domestic Subsidiaries not to exceed, in the aggregate, $5,000,000, or (ii) the Borrower and any of its domestic Subsidiaries;

                  (d) sales, transfers or conveyances of accounts receivable for fair and adequate consideration and for cash; and

                  (e) to the extent not included in clauses (a) through (d) above, dispositions of assets (including for the avoidance of doubt, the capital stock of any Subsidiary provided that all of the capital stock of such Subsidiary owned by the Borrower and/or any of its other Subsidiaries is sold or disposed), for fair and adequate consideration and for cash, provided that, dispositions under this SUBSECTION (e) may not, in the aggregate, exceed $10,000,000 in book value during any 12 month period.

                  In connection with any transfer or other disposition of assets of the Borrower or any of its Subsidiaries or of any other Collateral, in each case that is permitted by this Agreement or any other Credit Document (including, without limitation, any such transfer or disposition pursuant to this SECTION 6.16), the Agent and the Lenders shall, in connection with the consummation of such transfer or disposition, promptly release all security interests in and other Liens on any such assets and Collateral.

         Section 6.17 Transactions with Affiliates. Except as otherwise specifically permitted herein, the Borrower and its Subsidiaries shall not enter into or be a party to any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Affiliate of such Person, including without limitation, the purchase from, sale to or exchange of property with or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of such entity's business and upon fair and reasonable terms no less favorable to such entity than would be able to be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 6.18 Compliance with Laws. The Borrower and its Subsidiaries shall conduct their businesses and otherwise be in compliance in all material respects with all applicable laws, regulations, ordinances and orders of all governmental, judicial and arbitral authorities applicable to them and shall obtain and maintain all necessary permits, licenses and other authorizations necessary to conduct their businesses and own and operate their properties except where the failure to comply or have such permits, licenses or other authorizations could not reasonably be expected to have a Material Adverse Effect.

         Section 6.19 Capital Expenditures.

                  (a) Neither the Borrower nor any of its Subsidiaries shall make or commit to make Capital Expenditures during any fiscal year, which, in the aggregate, exceed 50% of EBITDA for the 12 month period ending on the last day of the immediately preceding fiscal year.

                  (b) In addition to the annual limits under SECTION 6.19(a), if the Borrower executes an eligible contract, then the Borrower may make Capital Expenditures in respect of such contract in an amount equal to the lesser of (i) the actual amount required by such contract, and (ii) $30,000,000, provided that, (A) in respect of each such contract, Capital Expenditures not made within 12 months after the date of such contract shall be applied against the annual limits under SECTION 6.19(a), and (b) the amount of Capital Expenditures under this SECTION 6.19(b) for all such contracts may not, in the aggregate, exceed $30,000,000 in any fiscal year. Upon execution of each eligible contract, the Borrower shall promptly deliver a copy of such contract to the Agent, together with a summary of the Capital Expenditures required by such contract in form and detail reasonably acceptable to the Agent. As used in this SECTION 6.19(b), "ELIGIBLE CONTRACT" means, a utility outsourcing contract with quantifiable revenues to the Borrower of at least $30,000,000 during any period of 12 consecutive months prior to the date that is 18 months after the date of such contract.

         Section 6.20 Minimum Consolidated Net Worth. The Borrower will maintain a minimum Consolidated Net Worth of not less than an amount equal to the sum of
(a) $570,000,000, plus (b) for each fiscal quarter ended prior to (but not on) such date of determination, commencing with the fiscal quarter ended December 31, 2003, the total of (i) an amount equal to 50% of Consolidated Net Income for such fiscal quarter, if positive, plus (ii) an amount equal to 100% of the amount of any equity issuance by the Borrower, including equity issued in a secondary offering or equity issued to acquire another entity in an Acquisition, minus (iii) Permitted Charges which are applicable to such period, minus (iv) without duplication, all Non-Cash Charges. Increases in Consolidated Net Worth shall be appropriately adjusted to eliminate any adverse effects occasioned by the expensing of Make-Whole Amounts (as defined in the Note Purchase Agreement) paid pursuant to the Note Purchase Agreement.

         Section 6.21 Minimum Interest Coverage Ratio. The Borrower will maintain a Minimum Interest Coverage Ratio not less than the ratio set out below for the applicable period:

For the period ending December 31, 2003:            1.50 to 1.00
For the period ending March 31, 2004:               1.50 to 1.00
For the period ending June 30, 2004:                1.50 to 1.00
For the period ending September 30, 2004:           1.75 to 1.00
For the period ending December 31, 2004:            2.00 to 1.00

         Section 6.22 Net Funded Debt to EBITDA Ratio. The Borrower will maintain a maximum Net Funded Debt to EBITDA Ratio not greater than the ratio set out below for the applicable period:

For the period ending December 31, 2003:            5.00 to 1.00
For the period ending March 31, 2004:               5.00 to 1.00
For the period ending June 30, 2004:                5.00 to 1.00
For the period ending September 30, 2004:           4.50 to 1.00
For the period ending December 31, 2004:            4.50 to 1.00

         Section 6.23 Net Senior Funded Debt to EBITDA. The Borrower will maintain a maximum Net Senior Funded Debt to EBITDA Ratio not greater than 2.00 to 1.00, tested quarterly as of the last day of each fiscal quarter for the fiscal quarter then ended.

         Section 6.24 Minimum Asset Coverage. The Borrower will maintain a Minimum Asset Coverage Ratio of not less than 2.50 to 1.00, tested quarterly as of the last day of each fiscal quarter for the fiscal quarter then ended.

         Section 6.25 Subordinated Debt Investment. The Borrower shall provide written notice to the Agent (by confirmed fax to each of the Agent and its legal counsel, Winstead Sechrest & Minick P.C., attention: Ms. Valinda Wolfert (fax no.: 214-745-5390)) of (i) any Change in Control within two (2) Business Days following any such Change in Control, and (ii) any notice received by the Borrower from any holder of a Subordinated Debt Investment exercising any right to (a) require the Borrower to redeem or (b) in respect of the Convertible Subordinated Notes or 2003 Convertible Subordinated Notes, convert, in either case as applicable, all or any part of a Subordinated Debt Investment within two
(2) Business Days of the Borrower's receipt thereof. The Borrower shall not redeem, pursuant to any optional redemption right it may have, all or any part of a Subordinated Debt Investment before the Maturity Date. The Borrower shall not amend, modify or change in any way any provision of a Subordinated Debt Investment so as to change the stated maturity date of the principal of such Indebtedness, or any installment of interest thereon, to an earlier date, increase the rate of interest thereon or any premium payable on the redemption thereof, change any of the redemption or subordination provisions thereof (or the definitions of any defined terms contained therein) or otherwise change in any respect materially adverse to the interests of the Lenders any of the terms thereof, in each case, without the consent of the Majority Lenders.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES.

         Section 7.1 Events of Default. Any one or more of the following shall constitute an Event of Default:

                  (a) default by the Borrower in the payment of the principal amount of any Loan or any Reimbursement Obligation when it becomes due and payable under this Agreement, or in the payment of any interest thereon or any fees payable hereunder within five (5) days following the date when due;

                  (b) default by the Borrower in the observance or performance of any covenant set out in SECTIONS 6.10(a), 6.11, 6.16, or 6.25;

                  (c) default by the Borrower in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or
(b) above which is not remedied within thirty (30) days after the earlier of (i) such default or event of default first becoming known to any officer of the Borrower, or (ii) notice to the Borrower by the Agent of the occurrence of such default or event of default;

                  (d) any representation or warranty made or deemed made herein, in any other Credit Document or in any financial or other report or document furnished in compliance herewith or therewith by the Borrower or any of its Subsidiaries proves untrue in any material respect as of the date of the issuance or making, or deemed issuance or making thereof;

                  (e) default occurs in the payment when due (after any applicable grace period) of Indebtedness in an aggregate principal amount of $1,000,000 or more of the Borrower or any of its Subsidiaries, or the occurrence of any other default, which with the passage of time or notice would permit the holder or beneficiary of such Indebtedness, or a trustee therefor, to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase, or other early funding thereof;

                  (f) the Borrower or any of its Subsidiaries (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due,
(iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in SECTION 7.1(g);

                  (g) a custodian, receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in SECTION 7.1(f)(v) is instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

                  (h) the Borrower or any of its Subsidiaries fails within thirty (30) days (or such earlier date as any steps to execute on such judgment or order take place) to pay, bond or otherwise discharge, or to obtain an indemnity against on terms and conditions satisfactory to the Lenders in their reasonable discretion, any one or more judgments or orders for the payment of money in excess of $1,000,000 in the aggregate which is uninsured or underinsured by at least such amount (provided that there is adequate assurance, in the sole discretion of the Lenders, that the insurance proceeds attributable thereto shall be paid promptly upon the expiration of such time period or resolution of such proceeding), which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

                  (i) the Borrower or any of its Subsidiaries fails to pay when due an amount aggregating in excess of $1,000,000 that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of $1,000,000 (a "MATERIAL PLAN") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or a proceeding is instituted by a fiduciary of any Material Plan against the Borrower or any of its Subsidiaries to collect any liability under Section 515 or 4219(c)(5) of ERISA and such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

                  (j) the Borrower, any Guarantor, any Person acting on behalf of the Borrower or any Guarantor, or any governmental, judicial or arbitral authority challenges the validity of any Credit Document or the Borrower's or any Guarantor's obligations thereunder, or any Credit Document ceases to be in full force and effect in all material respects or ceases to give to the Agent and the Lenders the rights and powers purported to be granted in its favor thereby in all material respects other than for any reason solely caused by or within the sole control of the Agent or any Lender;

                  (k) a Change in Control shall occur or the common stock of the Borrower shall be delisted from the New York Stock Exchange;

                  (l) an Event of Default shall occur and be continuing under any documents evidencing a Subordinated Debt Investment;

                  (m) an event of default shall occur and be continuing under
(i) the Subordinated Indenture, the First Supplemental Indenture or the Convertible Subordinated Notes, or any other document evidencing Indebtedness under the Subordinated Indenture, the First Supplemental Indenture or the Convertible Subordinated Notes, or (ii) the 2003 Note Purchase Agreement or the 2003 Convertible Subordinated Notes, or any other document evidencing Indebtedness under the 2003 Note Purchase Agreement or the 2003 Convertible Subordinated Notes.

         Section 7.2 Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of SECTION 7.1 has occurred and is continuing, the Agent shall, by notice to the Borrower: (a) if so directed by the Majority Lenders, terminate the remaining L/C Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Majority Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower; and (c) if so directed by the Majority Lenders, demand that the Borrower immediately pay to the Agent (to be held by the Agent pursuant to SECTION 7.4) the full amount then available for drawing under each or any outstanding Letter of Credit to the extent any such Letter of Credit is not already cash collateralized; and the Borrower agrees to immediately make such payment and acknowledges and agrees that neither the Agent nor the Lenders would have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Lenders shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to SECTION 7.1(c) or (d) or this SECTION 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

         Section 7.3 Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of SECTION 7.1 has occurred and is continuing with respect to the Borrower, then (i) all outstanding Notes shall immediately and automatically become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower, (ii) all obligations of the Agent or any Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate, and (iii) the Borrower shall immediately pay to the Agent (to be held by the Agent pursuant to SECTION 7.4) the full amount then available for drawing under all outstanding Letters of Credit to the extent any such Letter of Credit is not already cash collateralized, the Borrower acknowledging and agreeing that neither the Agent nor the Lenders would have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent and the Lenders shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit.

         Section 7.4 Collateral for Undrawn Letters of Credit.

                  (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under SECTION 7.2 or 7.3, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

                  (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "COLLATERAL ACCOUNT") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any drawing under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other due and unpaid Obligations (collectively, the "COLLATERALIZED OBLIGATIONS"). The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Agent, for the benefit of the Lenders, as pledgee hereunder. If and when requested by the Borrower, the Agent shall invest and reinvest funds held in the Collateral Account from time to time in Cash Equivalents specified from time to time by the Borrower, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to Collateralized Obligations due and owing from the Borrower to the Lenders. If such funds have been deposited pursuant to SECTION 7.2 or 7.3, when and if either (i) the

Borrower shall have made payment of all Collateralized Obligations then due and payable, all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and no Letters of Credit, L/C Commitments, Loans, Reimbursement Obligations or other Obligations remain outstanding or (ii) no Default or Event of Default shall be continuing hereunder, the Agent shall repay to the Borrower any remaining amounts held in the Collateral Account.

         Section 7.5 Notice of Default. The Agent shall give notice to the Borrower under SECTION 7.1(c) and (d) and 7.2 promptly upon being requested to do so by the Majority Lenders and shall thereupon notify all the Lenders thereof.

         Section 7.6 Application of Proceeds. After the occurrence of and during the continuance of an Event of Default, any payment to the Agent hereunder or from the proceeds of any cash collateral shall be applied as the Agent and the Lenders shall elect in their sole discretion.

SECTION 8. CHANGE IN CIRCUMSTANCES.

         Section 8.1 Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain LIBOR Loans or to give effect to its obligations as contemplated hereby, such Lender shall promptly give written notice thereof (which notice shall specify in reasonable detail the basis therefor) to the Borrower and such Lender's obligations to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain LIBOR Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected LIBOR Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected LIBOR Loans from such Lender by means of Base Rate Loans from such Lender that shall not be made ratably by the Lenders but only by such affected Lender.

         Section 8.2 Unavailability of Deposits or Inability to Ascertain LIBOR Rate. If on or before the first day of any Interest Period for any LIBOR Loan the Agent determines (after consultation with other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Adjusted LIBOR Rate or such rate will not accurately reflect the cost to the Majority Lenders of funding LIBOR Loans for such Interest Period, the Agent shall give written notice of such determination (which notice shall specify in reasonable detail the basis therefor) to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make, continue or convert Loans into LIBOR Loans shall be suspended.

         Section 8.3 Increased Cost and Reduced Return.

                  (a) If, on or after the Effective Date, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), including the Agent in its capacity as the issuer of Letters of Credit, with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) subjects any Lender of that type (or its Lending Office) to any tax, duty or other charge related to any LIBOR Loan, Letter of Credit or Reimbursement Obligation, or its participation in any thereof, or its obligation to advance or maintain LIBOR Loans, issue Letters of Credit or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its LIBOR Loans, Letters of Credit or participations therein, or any other amounts due under this Agreement related to its LIBOR Loans, Letters of Credit, Reimbursement Obligations or participations therein, or its obligation to make LIBOR Loans, issue Letters of Credit or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

                           (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender of that type (or its Lending Office) or imposes on any Lender of that type (or its Lending Office) or on the interbank market any other condition affecting its LIBOR Loans, its Letters of Credit, any Reimbursement Obligation owed to it or its participation in any thereof, or its obligation to advance or maintain LIBOR Loans, issue Letters of Credit or to participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any LIBOR Loan, issuing or maintaining a Letter of Credit or participation therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Note(s), by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If, after the Effective Date, the Agent or any Lender shall have determined that the adoption after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand in reasonable detail by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) The Agent and each Lender that determines to seek compensation under this SECTION 8.3 shall notify the Borrower and, in the case of a Lender other than the Agent, the Agent of the circumstances that entitle the Agent or Lender to such compensation and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to it; provided that, the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this SECTION 8.3, and provided further that no Lender shall be obligated to make its LIBOR Loans hereunder at any office located in the United States. A certificate of any Lender claiming compensation under this SECTION 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error and shall be deemed to contain a representation by the Lender issuing such certificate that: (i) such Lender has used, in its sole judgment, reasonable efforts to minimize said compensation, and (ii) the increased costs and charges are common to substantially all of the comparable or similarly situated loan customers of such Lender and are not unique to the Borrower. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 8.4 Lending Offices. The Agent and each Lender may, at its option, elect to make its Loans hereunder at the Lending Office for each type of Loan available hereunder or at such other of its branches, offices or Affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent subject to SECTION 8.3(c).

         Section 8.5 Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits in the Eurodollar interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

         Section 8.6 Substitution of Lender. If (i) any Lender has demanded compensation or given notice of its intention to demand compensation under
SECTION 8.3, or (ii) the Borrower is required to pay any additional amount to any Lender under SECTION 2.12, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute lender or lenders reasonably satisfactory to the Agent (which may be one or more of the Lenders) to replace such Lender under this Agreement. The Lender to be so replaced shall cooperate with the Borrower and substitute lender to accomplish such substitution on the terms of SECTION 10.10, as applicable; provided that all the L/C Commitments of such Lender are replaced and such Lender is paid any amounts which it is owed pursuant to SECTIONS 2.12, 3.3, 7.6, 8.3 and 10.3. Any such replaced Lender shall retain the benefits of SECTIONS 3.3 and 10.13.

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

SECTION 9. THE AGENT.

         Section 9.1 Appointment and Authorization. Each Lender hereby appoints Bank of America, N.A. as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent, by the terms thereof, together with such powers as are reasonably incidental thereto.

         Section 9.2 Rights and Powers. The Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and powers as though it were not an Agent, and the Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Affiliates as if it were not an Agent under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender.

         Section 9.3 Action by Agent. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in SECTIONS 7.2 and 7.5. Unless and until the Majority Lenders give such direction the Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Majority Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

         Section 9.4 Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 9.5 Indemnification Provisions; Credit Decision. Neither the Agent nor any of its directors, officers, agents, Affiliates, or employees shall be liable for any action taken or not taken by them in connection with the Credit Documents (i) with the consent or at the request of the Majority Lenders or all the Lenders where unanimity is required or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Loan or Letter of Credit; (ii) the performance or observance of

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

any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in SECTION 4, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document or of any Collateral; and the Agent makes no representation of any kind or character with respect to any such matters mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, Affiliates, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the existence or worth of any Collateral or the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Agent signed by such owner in form satisfactory to such Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, the creditworthiness of all account debtors of the Borrower and its Subsidiaries, and the Agent shall have no liability whatsoever to any Lender for such matters. The Agent shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to such Agent at such time, but is voluntarily furnished to such Agent (either in its respective capacity as Agent or in its individual capacity).

         Section 9.6 Indemnity. The Lenders shall ratably, in accordance with their Percentages, indemnify and hold the Agent and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it or by any security trustee under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower or out of the proceeds of any Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this SECTION 9.6 shall survive termination of this Agreement.

         Section 9.7 Resignation of Agent and Successor Agent. The Agent may resign at any time upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Upon any such resignation of the Agent, the Majority Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent, may, on behalf of the Lenders, appoint a successor Agent which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 10. MISCELLANEOUS.

         Section 10.1 No Waiver of Rights. No delay or failure on the part of the Agent or any of the Lenders, or on the part of the holder or holders of the Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Lenders and the holder or holders of the Notes are cumulative to, and not exclusive of, any rights or remedies any of them would otherwise have.

         Section 10.2 Non-Business Day. Subject to SECTION 2.5(b), if any payment of principal or interest on any Loan, Reimbursement Obligation or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, for such Loan, such Reimbursement Obligation or such other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to and including the next succeeding Business Day on which the same shall be payable.

         Section 10.3 Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and regardless whether any credit is then in use or available hereunder.

         Section 10.4 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any L/C Commitment hereunder is in effect.

         Section 10.5 Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Agent and the Lenders of amounts sufficient to protect the yield of the Lenders or the Agent with respect to the Loans shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations, as applicable, for a period of one (1) year.

         Section 10.6 Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Default or Event of Default, the Agent and each of the Lenders and each

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

subsequent holder of any of the Notes is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, to any Subsidiary of the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by the Agent or the Lenders or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to the Agent or the Lenders or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not
(i) the Agent or any of the Lenders or that subsequent holder shall have made any demand hereunder or (ii) the principal of or the interest on the Loans, the Notes and other amounts due hereunder shall have become due and payable hereunder and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Agent or such Lender, as applicable, shall promptly give the Borrower notice of any such setoff, provided that any failure to give such notice shall not impact the validity of any such setoff or give rise to any liability of the Agent or any Lender as a result of any such failure. The Agent and the Lenders agree, if there shall be any other Lenders pursuant to SECTION 10.10(b), that if a Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, on any of the Loans or L/C Obligations in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or L/C Obligations, or participations therein, held by such Lender (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, with interest pro rata, to the extent the purchasing Lender is required to pay interest on the amount restored.

         Section 10.7 Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex numbers set forth below or such other address, telecopier number or telex as such party may hereafter specify by notice to the Lenders or the Borrower, as applicable, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents shall be addressed to the Agent and the Lenders as set forth on the signature pages hereto and to the Borrower as follows:

                Quanta Services, Inc.
                1360 Post Oak Blvd., Suite 2100
                Houston, Texas 77056
                Attention:  Mr. James Haddox
                Telephone: (713) 629-7600
                Fax No.:  (713) 629-7676

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

                with a copy to

                Quanta Services, Inc.
                1360 Post Oak Blvd., Suite 2100
                Houston, Texas  77056
                Attention: General Counsel
                Telephone:  (713) 629-7600
                Fax No.:  (713) 629-7676

         Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this SECTION 10.7 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this SECTION 10.7 and the answer back is received by sender, (iii) if given by courier, when delivered,
(iv) if given by mail, five (5) days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or
(v) if given by any other means, when delivered at the addresses specified in this SECTION 10.7; provided that any notice given pursuant to SECTION 2 shall be effective only upon receipt and, provided further, that any notice that but for this provision would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

         Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same Agreement. Telecopies of signatures shall be binding and effective as originals.

         Section 10.9 Successors and Assigns. This Agreement shall be binding upon the Borrower, the Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Lenders and their respective successors and assigns, including any subsequent holder of the Notes. The Borrower may not assign any of its rights or obligations under any Credit Document without the consent of the Agent and all of the Lenders.

         Section 10.10 Sales and Transfers of Loans and Notes; Participations in Loans and Notes.

                  (a) Any Lender may at any time sell to one or more banks or other financial institutions having a combined capital and surplus of at least $250,000,000 ("PARTICIPANTS"), participating interests in any Loan owing to such Lender, any Note held by such Lender, any L/C Commitment of such Lender or any other interest of such Lender hereunder, provided that no Lender may sell any participating interests in any such Loan, Note, L/C Commitment or other interest hereunder without also selling to such Participant the appropriate pro rata share of its Loans, Notes, L/C Commitments and other interests hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or consent to any matter to be decided by the Lender or the Majority Lenders hereunder or under any Credit Document or approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender's L/C Commitment and such increase would affect such

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

Participant, (ii) reduce the principal of, or interest on, any of such Lender's Loans, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Loans, or any fees or other amounts payable to such Lender hereunder, or (iv) release any collateral for any Obligation (including, without limitation, any Subsidiary Guaranty), except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in SECTION 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of SECTIONS
2.12 and 8.3 with respect to its participation in the L/C Commitments and the Loans outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred.

                  (b) Any Lender may at any time sell to any Lender or any Affiliate thereof, and, with the consent of the Agent and the Borrower (which shall not be unreasonably withheld or delayed), to one or more banks or other financial institutions having a combined capital and surplus of at least $250,000,000 (a "PURCHASING LENDER"), all or any part of its rights and obligations under this Agreement and the Notes, pursuant to an Assignment Agreement in the form attached as EXHIBIT 10.10 hereto, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an Affiliate thereof, by the Borrower and the Agent) and delivered to the Agent; provided that, (i) each such sale to a Purchasing Lender is for an identical percentage of the transferor Lender's rights and obligations under the Term Loan and the L/C Commitment, and (ii) each such sale to a Purchasing Lender shall be in an amount of $5,000,000 or more, or if in a lesser amount, such sale shall be of all of the Lender's rights and obligations under this Agreement and all of the Notes payable to it to one eligible assignee. Notwithstanding the above, any Lender may sell to one or more eligible assignees all or any part of their rights and obligations under this Agreement and the Notes with only the consent of the Agent (which shall not be unreasonably withheld) if an Event of Default shall have occurred and be continuing. No Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of its Notes, L/C Commitments and other interests hereunder, including participations in Letters of Credit hereunder. Upon such execution, delivery, acceptance and recording, from and after the effective date of the transfer determined pursuant to such Assignment Agreement (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with an L/C Commitment as set forth therein and (y) the transferor Lender thereunder shall, to the extent

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

provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of L/C Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Notes, new Notes as appropriate to the order of such Purchasing Lender in an amount equal to the Loans assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Loan hereunder, new Notes to the order of the transferor Lender in an amount equal to the Loans retained by it hereunder. Such new Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "cancelled."

                  (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender, a Purchasing Lender and the Agent (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower), together with payment to the Agent hereunder of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment Agreement, and (ii) on the effective date of the transfer determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (d) The provisions of the foregoing clauses (b) and (c) shall not apply to or restrict, or require the consent of or any notice to any Person to effectuate, the pledge or assignment by any Lender of its rights under this Agreement and its Notes to any Federal Reserve Bank.

                  (e) If, pursuant to this SECTION 10.10 any interest in this Agreement or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans or the L/C Obligations,
(ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Agent and the Borrower) a new Form 4224 or Form 1001, or any successor forms thereto, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments dully executed and completed by such

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

transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Section 10.11 Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Majority Lenders (in the case of a consent or waiver, the Borrower may rely on the consent or waiver of the Agent on behalf of the Majority Lenders, the Agent agreeing to obtain the necessary consents or waivers from the Majority Lenders before providing such consent or waiver), and
(c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

                           (i) no amendment or waiver shall (A) increase the L/C Commitment Amount without the consent of all Lenders or increase any L/C Commitment of any Lender without the consent of such Lender, (B) postpone the Maturity Date without the consent of all Lenders or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan, Reimbursement Obligation or of any fee or any other amounts payable hereunder without the consent of each Lender owed such Obligation or (C) release any Subsidiary Guaranty or any Collateral without the consent of all the Lenders and the Agent; and

                           (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this SECTION 10.11 or the definition of Majority Lenders or affect the number of Lenders required to take any action under any other provision of the Credit Documents.

         Section 10.12 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 10.13 Legal Fees, Other Costs and Indemnification. The Borrower, upon demand by the Agent or any Lender, agrees to pay the reasonable fees and disbursements of legal counsel and financial advisors to the Agent or any Lender in connection with (a) the preparation and execution of the Credit Documents, any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated, (b) any Default or Event of Default by the Borrower hereunder and any enforcement (including, without limitation, all workout and bankruptcy proceedings) of any of the Credit Documents or collection of any Obligations, and (c) any refinancings, restructures or "work out" of the transactions contemplated by the Credit Documents; provided that the Borrower shall only have to pay the reasonable fees and disbursements of one law firm and one financial advisory firm in connection therewith unless the Agent, any Lender or their counsel is of the reasonable opinion that representation by one law firm or one financial advisory firm, as applicable, would not be feasible or that a conflict of interest would exist. The Borrower further agrees to indemnify the Agent and each Lender and its respective directors, officers, shareholders, employees and attorneys (collectively, the "INDEMNIFIED PARTIES"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not the Indemnified Party is a party thereto) which any of them may pay or incur arising out of or relating to (a) any Credit Document, the Loans, the Letters of Credit or the application or proposed application by the Borrower of the proceeds of any Loan, REGARDLESS OF

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WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED
SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR ATTORNEYS,
(b) any investigation of any third party or any governmental authority involving the Agent or any Lender and related to any use made or proposed to be made by the Borrower of the proceeds of the Loans, or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Loan, and (c) any investigation of any third party or any governmental authority, litigation or proceeding, related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower or any of its Subsidiaries, regardless of whether caused by, or within the control of, the Borrower or any of its Subsidiaries; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of (i) such Indemnified Party's gross negligence or willful misconduct, (ii) the Agent's failure to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law, (iii) the Agent's or any Lender's breach of any material provision of any Credit Document, or any dispute solely among the Agent and the Lenders or any of same. The Borrower, upon demand by the Indemnified Party at any time, shall reimburse the Indemnified Party for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is excluded from indemnification pursuant to the provisions of the foregoing sentence.

         Section 10.14 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.


                  (a) The Credit Agreement, and the other Credit Documents, and the rights and duties of the parties thereto, shall be construed in accordance with and governed by the internal laws of the State of Texas.

                  (b) THE AGENT, EACH LENDER AND THE BORROWER HEREBY WAIVES ITS RIGHT TO RESOLVE DISPUTES, CLAIMS, AND CONTROVERSIES ARISING FROM THE CREDIT AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY MATTER IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, CONTRACT DISPUTES AND TORT CLAIMS, THROUGH ANY COURT PROCEEDING OR LITIGATION AND ACKNOWLEDGES THAT ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED PURSUANT TO THIS SECTION, EXCEPT THAT EQUITABLE RELIEF AND CERTAIN OTHER RIGHTS AND REMEDIES SET FORTH BELOW MAY BE SOUGHT FROM ANY COURT OF COMPETENT JURISDICTION. EACH PARTY REPRESENTS TO THE OTHER PARTIES THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH AND UPON ADVICE OF ITS COUNSEL AND IS A MATERIAL PART OF THIS AGREEMENT. ALL SUCH DISPUTES, CLAIMS AND CONTROVERSIES SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in Houston, Texas or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This

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arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The federal arbitration act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

                  (c) To the fullest extent permitted by applicable law, each party hereto agrees that any court proceeding or litigation permitted by SECTION 10.14(b) may be brought and maintained in the courts of the State of Texas sitting in Harris County or the United States District Court for the Southern District of Texas. To the fullest extent permitted by applicable law, the Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of Texas and the United States District Court for the Southern District of Texas for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. To the fullest extent permitted by applicable law, the Borrower further irrevocably consents to the service of process, by registered mail, postage prepaid, or by personal service within or without the state of Texas. To the fullest extent permitted by applicable law, the Borrower hereby expressly and irrevocably waives any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives to the fullest extent permitted by applicable law, such immunity in respect of its obligations under the Credit Agreement and the other Credit Documents.

                  (d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY (BY ITS ACCEPTANCE OF THIS AGREEMENT) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING PERMITTED BY SECTION 10.14(B) AND WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THE CREDIT

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AGREEMENT, ANY OTHER CREDIT DOCUMENT, ANY OTHER RELATED DOCUMENT OR ANY
RELATIONSHIP BETWEEN THE AGENT, ANY LENDER, THE BORROWER AND/OR ANY GUARANTOR, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR DISPUTE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDERS TO PROVIDE THE LOANS AND THE LETTERS OF CREDIT.

         Section 10.15 Confidentiality. The Agent and each Lender (each a "RESTRICTED PARTY", and collectively, the "RESTRICTED PARTIES") agrees it will not disclose without the Borrower's consent (other than to its employees, contract employees, auditors, counsel or other professional advisors or to its Affiliates) any information concerning the Borrower or any of its Subsidiaries furnished to the Restricted Parties pursuant to any of the Credit Documents, including, but not limited to, information which is marked or otherwise designated as "confidential" by Borrower or any of its Subsidiaries; provided that any Restricted Party may disclose any information (i) to any other Restricted Party or its Affiliates or to the employees, contract employees, auditors, counsel or other professional advisors of any other Restricted Party or its Affiliates, (ii) that has become generally available to the public, other than by the Restricted Party making such disclosure, (iii) that was previously known to a Restricted Party, (iv) becomes known or available to a Restricted Party from a source other than the Borrower or any of its Subsidiaries, (v) if required or appropriate in any examination or audit or any report, statement or testimony submitted to any federal or state regulatory body having or claiming to have jurisdiction over such Restricted Party, (vi) if required or appropriate in response to any summons or subpoena or in connection with any litigation,
(vii) in order to comply with any law, order, regulation or ruling applicable to such Restricted Party, (viii) to any prospective or actual permitted transferee in connection with any contemplated or actual permitted transfer of any interest in any Note by any Lender subject to the terms of this Agreement, (ix) in connection with the exercise of any remedies by any Restricted Party, and (x) disclosed publicly by Borrower or any of its Subsidiaries.

         Section 10.16 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.17 Change in Accounting Principles or Tax Laws. If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in SECTION 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower, the Agent and the Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' consolidated financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so

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amended, the provisions of this Agreement shall govern, provided that, for purposes of this SECTION 10.17, the Borrower shall have 90 days from the date of any such change to amend the appropriate provisions of this Agreement to reflect such change in accordance with the immediately preceding sentence.

         Section 10.18 Refinancing of Senior Notes and Loans Under Existing Credit Agreement. This Agreement constitutes a refinancing of the Senior Notes and the "Obligations" under the Existing Credit Agreement. On the date hereof:

                  (a) The Borrower shall pay all accrued and unpaid commitment fees outstanding under the Existing Credit Agreement;

                  (b) The Senior Notes and each "Swing Line Loan" under the Existing Credit Agreement shall be deemed to be repaid with the proceeds of the Term Loan;

                  (c) each Existing L/C outstanding under the Existing Credit Agreement shall be deemed to have been issued under this Agreement without payment of any further fronting fee (but subject to the other fees set forth in SECTION 3.1(a)); and

                  (d) the Existing Credit Agreement and the commitments thereunder shall terminate.

         Section 10.19 Effectiveness. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower, the Agent and each Lender has signed and delivered to the Agent a counterpart signature page hereto or, in the case of a Lender, the Agent has received telex or facsimile notice that such a counterpart has been signed and mailed to the Agent.

         Section 10.20 Notice. The Credit Documents constitute the entire understanding among the Borrower, the Agent and the Lenders and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                    BORROWER:

                                    QUANTA SERVICES, INC.

                                    By: /s/ JAMES H. HADDOX
                                       -------------------------------------
                                        James H. Haddox
                                        Chief Financial Officer

              Fourth Amended and Restated Secured Credit Agreement
                                 Signature Page

                                    LENDERS:

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent and as a Lender

                                    By: /s/ GARY L. MINGLE
                                       --------------------------------------
                                        Gary L. Mingle
                                        Senior Vice President

Address for Notices:

Bank of America, N.A.
700 Louisiana St.
Houston, TX 77002
Attention: Gary L. Mingle
Telephone No.: (713) 247-6447
Fax No.: (713) 247-7175

              Fourth Amended and Restated Secured Credit Agreement
                                 Signature Page